OFFERING CIRCULAR

Form 1-A: Tier 2
_____________________

OPENING NIGHT ENTERPRISES, LLC

80 W SIERRA MADRE BLVD, SUITE 141
SIERRA MADRE, CA 91024
P: (626) 355-1049
_____________________

Up to 100,000 Units Available for Purchase
Date of Offering Circular: June 10, 2019

	Offering Price To Public	Commissions, Service Fees And Expenses (1)(3)	Proceeds to Others(2)	Proceeds to Issuer (3)
Unit Price	$500	$0.00	$0	$500
Minimum	$500	$0.00	$0	$500
Maximum	$50,000,000	$0.00	$0	$50,000,000

(1)        We do not intend to use commissioned sales agents or underwriters.

(2)        No finder’s fees are being paid to any third parties from the Offering proceeds.

(3)        Does not include expenses of the Offering, including costs of blue sky compliance, fees to be paid to JumpStart Securities, LLC and other offering related expenses which may include, among other things, legal fees, state and other administrative filing fees, accounting, printing, advertising, travel, marketing, blue sky or other state-level compliance and other expenses associated with establishing and maintaining escrow accounts, technological offering platforms and actual out-of-pocket expenses incurred by the Company selling the Units membership interest. The Company estimates these expenses to be approximately $160,000 in the aggregate, assuming a sale of all 100,000 Units of membership interest for an aggregate purchase price of $50,000,000. If the company engages the services of additional broker-dealers in connection with the offering, their commissions will be an additional expense of the offering. The company expects to enter into service agreements with JumpStart Securities, a member of FINRA, to provide subscription and administrative services for the offering. JumpStart Securities, LLC is not an underwriter and will not be paid underwriting fees, but will be paid service fees. Currently, there are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed below. See the “Plan of Distribution” for details regarding the compensation payable in connection with this offering.

Generally no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

This offering of membership interests (the “Units”) in Opening Night Enterprises, LLC (the “Company”) is being made on a “best efforts” basis, which means there is no guarantee that any minimum amount will be sold.  The Units are being offered and sold by the Company and through JumpStart Securities, LLC (“JumpStart” or “JS”), a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”). The Company may undertake one or more closings on a rolling basis, where, after each such closing, funds tendered by investors are disbursed to the Company and the corresponding Units are delegated to the investors whose subscriptions were accepted.  This offering will commence upon its qualification by the Securities and Exchange Commission and shall terminate upon the earlier of: (1) Sale of the Offering maximum (100,000) Units; (2) one year from the date that the Offering is qualified by the Commission, unless extended unless extended by the Company in its sole discretion in accordance with applicable Commission regulations for such additional period as may be sought to sell the 100,000 Units; or (3) any earlier date upon which the Offering is terminated by the Company in its sole discretion.  The funds received in exchange for Units, shall be held in an escrow account maintained by Prime Trust, LLC. All funds received by the escrow agent shall be held only in an interest bearing bank account, but no interest will be paid to the Company or investors, but will be kept by Prime Trust, LLC as part of its compensation for services provided. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

Although not signed at this time, the escrow agreement with Prime Trust, LLC is attached as an Exhibit hereto and will be executed between the parties thereto upon the SEC’s qualification of this offering. The execution of the escrow agreement in advance of qualification will subject the issuer to expenses which it shall be able to incur once the offering is certain to launch.

Investment in the Units is risky and should only be made by those able to bear the total loss of their investment.  Prospective Investors must read and carefully consider the RISK FACTORS beginning on page 4 below.

Opening Night Enterprises – Offering Circular	1

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.  THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

JURISDICTIONAL (NASAA) LEGENDS

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY'S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

Opening Night Enterprises – Offering Circular	2

Table of Contents

SUMMARY OF THE OFFERING	6
1. Company:	6
2. Nature of the Units:	6
3. The Offering:	6
4. Company Managers:	6
5. Management Rights and Duties:	6
6. Business of the Company:	6
7. Estimated Use of Proceeds:	7
8. Limited Liability of Members:	7
9. Rights of First Refusal and First Notice:	7
10. Special Note Regarding Forward-Looking Statements:	7
11. Prior Performance:	7
12. Tax Ruling:	7

RISK FACTORS	8
North American Securities Administrators Association Uniform Legend	8
Non-Transferability of Units	9
No Assurance of Adequate Capitalization	9
No Assurance of Recovery of Capital or Payment of Profits	9
Uncertainty of Critical or Public Acceptance Minimized	9
The Company Has No Operating History	9
New Business Model	9
Limited Business Purpose of Company	9
Single Purpose Entities	10
No resale Market of Disposition of Units	10
No Assurance	10
Subsidiary Rights Income Is Uncertain	10
No Distribution Currently In Place	10
Potential Conflict Of Interest	10
Contributions to the Capital of the Limited Liability Company	11
Managers Control	11
Abandonment or Close of Production	11
Managers' Right to Obtain and Make Loans	11
Production of Musical at Minimum Capitalization Reduces Chance of Success	11
Risk of Non-Contingent Best Efforts Nature of Offering and Potential for Use of Commitment Prior to Minimum Capitalization of the Company	11
Contingencies Relating to Unknown Specific Financing Requirements	12
No Withdrawal From Company	12
Offering Price of the Units Arbitrarily Determined	12
Long Term Project	12
Commercial Success Not Certain	12
The Company Faces Significant Competition	13
Potential Legal Challenges	13
Federal Income Tax Consequences	13
Risks Relating to Arbitration and Exclusive Forum Provisions in Subscription Agreement and Operating Agreement	14
Investment in Initial Season Only	15
Contingencies Related to Inability to Finance All Six Musical Productions	15
Unknown Contingencies Resulting From COVID-19 Related Pandemic Fallout	15

Opening Night Enterprises – Offering Circular	3

DILUTION	16
Initial Immediate Dilution	16
Potential for Future Dilution	16
Nature of Units and Interests Held by Non-Investor Members	16
Anti-Dilution Provisions of the Units	16

PLAN OF DISTRIBUTION AND SELLING TO SECURITYHOLDERS	17
Distribution of Securities	17
11A-11	17
Disposition of Units and the Offering	18
Issuer Manager Subscription Cancellation Rights	20
Arbitration and Exclusive Forum Provisions	20

USE OF PROCEEDS TO ISSUER	21
TV Production Budget Worksheet	21
Opening Night - Musical Production Budget Worksheet	23
Potential Payments to Managers from Offering Proceeds	24
Best Efforts Offering Adjustments	24
Potential Use of Proceeds to Discharge Company Debts	24

DESCRIPTION OF BUSINESS	25
Purpose	25
Subsequent Productions	26
Additional Companies	26
Subsidiary Participation	27
Co-Productions	27
Television Series and Theatrical Industry	27
Additional Information About the Company and its Business	29

DESCRIPTION OF PROPERTY	29

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	30
Plan of Operations	31
Post-Season 1 Outlook	34
General Industry Trends	34

MANAGERS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	36

COMPENSATION OF MANAGERS AND EXECUTIVE OFFICERS	38
Company Management and Series-Related Compensation	38
Necessary Definitions	38
Musical-Related Compensation of Managers	39
Company Owner Revenues Available to Managers	41

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	42

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	43
No Musical-Related Manager Compensation Likely to Eventuate in Fiscal Year 1	43
Investor Roadshow Performance Compensation	43
Series-Related Manager Compensation	43
Manager Reimbursements	43
No Company Net Profits Participations For Managers Likely to Eventuate in Fiscal Year 1	44
No Intended Third Party Beneficiaries	44

SECURITIES BEING OFFERED	44

Opening Night Enterprises – Offering Circular	4

Voting Rights	44
Rights of First Refusal/Anti-Dilution Rights	44
Distributions	45
Restriction on Transferability of Units	46
No Guaranty	47
Audit and Statement	47
Unit Rights and Preferences	48
Unregistered and Illiquid Nature of Units	48
Limited Liability of Investors	48

FEDERAL TAX DISCUSSION	49

ERISA CONSIDERATIONS	56
General Fiduciary Obligations	56

PART F/S	58

PART III - EXHIBITS INDEX	74

SIGNATURE PAGE	75

Opening Night Enterprises – Offering Circular	5

SUMMARY OF THE OFFERING

The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Offering Circular and its attached Exhibits.  Any capitalized terms used herein which are not defined herein shall have the meanings ascribed to them in the Operating Agreement attached hereto as Exhibit1A-2B. Each recipient hereof is urged to carefully read this Offering Circular in its entirety including but not limited to the Risk Factors section.

1.          Company: Opening Night Enterprises, LLC (the “Company”) is a manager-managed California limited liability company which was recently formed for the purpose of exploiting the rights in and to as many as six original Musicals (as defined below) in certain multi-media settings and otherwise in accordance with the Company’s business plans as described herein.  The Company is, as of yet, unfunded and is engaging in this offering (the “Offering”) of membership interests (the “Units”) in the Company for the purpose of raising the necessary operational funds to carry out its business plans as described herein.

2.          Nature of the Units: The Managers (as defined below) shall have full authority to accept or reject the subscriptions of any potential investors subscribing hereunder in their sole and absolute discretion.  However, those who successfully subscribe under this Offering (the “Investors” or “Investor Members”) shall receive Units representing their ownership interests (their “Interests”) in the Company.  All those holding ownership Interests in the Company shall be deemed “Members” hereunder.  The Units and their accompanying Interests sold in this Offering shall not entitle the Investors to voting, management or other decision-making rights on behalf of the Company except as may be otherwise set-forth in the Company’s operating agreement (the “Operating Agreement”), which is attached hereto as “Exhibit1A-2B” or as otherwise required by the laws of any governing jurisdiction.

3.          The Offering: The Units are being sold for Five Hundred Dollars U.S. ($500.00) per Unit, minimum purchase per Investor is One (1) Unit.  Up to One Hundred Thousand (100,000) Units are available for sale under this Offering, for an aggregate potential raise of Fifty Million Dollars U.S. ($50,000,000.00).  This Offering is being made on a “best efforts” basis, meaning that there is no guarantee that any minimum amount will be sold and the Units are being sold by the Managers, who will not receive any form of success-based, transaction-based or sales-based compensation in exchange for their selling efforts.  The Company may undertake one or more closings on a rolling basis, where, after each such closing, funds tendered by potential Investors are disbursed to the Company and the corresponding Units are delegated to the Investors whose subscriptions were accepted.  This Offering will commence upon qualification of the Offering by the Securities and Exchange Commission (the “SEC”) and shall terminate upon the earlier of: (1) Sale of the Offering maximum (100,000) Units; (2) one year from the date that the Offering is qualified by the SEC, unless extended by the Managers in their sole collective discretion in accordance with applicable SEC regulations for such additional period as may be sought to sell the 100,000 Units; or (3) any earlier date upon which the Offering is terminated by the Company in its sole discretion.  The funds received in exchange for Units (the “Commitments”), shall be held in an escrow account maintained by Prime Trust, LLC (the “Escrow Agent”) until such time as the Commitments are accepted or the Offering is terminated. Neither the Company nor the Investors will receive interest on the funds maintained by the Escrow Agent. Instead the interest will be kept by Prime Trust, LLC as part of its compensation for services provided.

4.          Company Managers: The Company will be managed initially by two managing Members (the “Managers”) consisting of: (1) Charles Jones II Enterprises, LLC on behalf of Charles Jones II; and (2) Regina Dowling. (See below at, MANAGERS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES, generally).

5.          Management Rights and Duties: The Managers will be responsible for the management of the Company (see “OPERATING AGREEMENT” at Exhibit1A-2B).  The Managers will be supported in its management activities by appropriate staff, consultants and co-producers.  Managers may bring on one or more additional highly experienced producers or production companies in order to further facilitate the Company’s business plans as described herein and the Managers shall generally surround themselves with other highly experienced personnel throughout each phase of the business if and as necessary.

6.          Business of the Company: The purpose of the Company is to produce a certain hour-long unscripted competition television series prospectively entitled “OPENING NIGHT” (the “Series”) in which, throughout the 13-week/13-episode initial season of the Series, the Company presents and markets to millions of viewers select portions of the up to six new musical theater shows (the “Musicals”) (see below at, DESCRIPTION OF BUSINESS, generally).   Through the presentation of the Musicals to Series viewers, the Company believes it will generate great interest to see the completed Musicals outside of the television Series in a live theatrical medium at various stages in the United States and throughout the world, including on the Broadway stage.  The Company will derive earnings both from the Series, as well as from various exploitations of the Musicals and their underlying rights, which will include, but are not necessarily limited to, ticket sales from each Musical and additional revenue streams ancillary to the production including musical recordings, merchandising and a variety of consumer products.

Opening Night Enterprises – Offering Circular	6

7.          Estimated Use of Proceeds: The proceeds of this Offering will go to fund the business of the Company generally, and specifically, the vast majority of the funds raised under this Offering will be used to finance production of both (a) the Series and (b) the initial 12-week (96 show) run of the U.S. exhibition of as many of the Musicals as possible and as the Managers in their collective professional discretion deem economically and commercially feasible.  By financing the production of the Series, the Company will all but eliminate the risk of loss to networks and other television programming distributors who might otherwise pass on distributing the Series if they had to finance the Series’ production.  The Managers believe that this will give the Series the best possible opportunity to be distributed by the best possible range of television distributors on the best terms possible.  (See below at, USE OF PROCEEDS TO ISSUER, generally and also at, MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS at ‘Plan of Operations’).  In addition to the foregoing, a facilitation fee of One and 95/100 Percent (1.95%) of each Unit sold will be paid to JumpStart, the Offering’s sole licensed broker-dealer.

8.          Limited Liability of Members: The Members shall not have any personal liability for liabilities or obligations of the Company except to the extent of their respective capital Commitments, and the Members shall not be required to make any further or additional Commitments to the Company or to lend funds to the Company for any purpose.  Notwithstanding anything to the contrary in the foregoing, a Member shall indemnify and hold harmless the Company and each Member from any liability or loss incurred by virtue of the assessment of any tax with respect to such Member’s allocable share of the profits or gain of the Company.

9.          Rights of First Refusal and First Notice: Although the Units shall not impose a requirement upon the Investor Members to make any future investment in the Company or otherwise, in the event that any future offerings of equity in the Company are made to private investors in exchange for cash investments, the then-extant Investor Members shall have a right of first refusal to invest in the new Units at least up to an amount that enables them to maintain their then-current level of equity in the Company.  The Investor Members shall also maintain certain rights of first refusal to invest in any future entities created to own and exploit the rights in and to any future seasons of U.S. versions of the Series, if any.  All of the foregoing rights of first refusal and anti-dilution of Units shall be subject to certain terms and conditions and may not be applicable in every instance (see below, SECURITIES BEING OFFERED at ‘Rights of First Refusal/Anti-Dilution Rights’, for further discussion of particulars).

10.         Special Note Regarding Forward-Looking Statements: This Offering Circular includes forward-looking statements.  All statements other than statements of historical fact contained in this Offering Circular, including statements regarding the Company’s future financial condition, business strategy, financing and distribution plans and objectives of management and the Series’ or Musicals’ future successes and opportunities are forward-looking statements.  A number of presentations and disclosures in this Offering Circular, including any statements preceded by, followed by or which include the words, “may”, “should”, “would”, “believe”, “expect”, “estimate”, “intend”, “anticipate”, “plan”, “assume” or similar expressions, are intended to identify forward-looking statements.  These forward-looking statements are based on information available to the Managers at the time the statements are made and on assumptions, expectations, beliefs current thereto which concern future developments and their potential effect on the Company.  These forward-looking statements involve risks, uncertainties and other factors, many of which are outside the Company’s control, which may cause actual results and performances to be materially different from the future results or performances anticipated or implied by these forward-looking statements.

To the extent that this Offering Circular contains forward-looking statements regarding the financial condition, operating results, business strategy or any other aspect of the Company, please be advised that the Company’s actual financial condition, operating results and business performance may differ materially from those projected or estimated by the Company in its forward-looking statements.  The differences may be caused by a variety of factors, including, but not limited to, lack of experience of the Company and of the Managers, cost overruns in producing and marketing the Series or one or more of the Musicals, fluctuations of banking rates or market conditions, intense competition for television series distribution and/or premium stages and theater space in the major U.S. markets, unavailability of qualified talent for the Musicals, loss of talent previously committed or interested in the Series or Musicals, lack of viewer appeal of the Series or Musicals, insufficient working capital, unexpected operating deficits, lower sales prices and revenues than forecast, inability to carry out marketing and sales plans, and other specific risks that may be alluded to in this Offering Circular including those described in the RISK FACTORS section below.

11.         Prior Performance: The Managers have no prior operating history with respect to management of a business that seeks to produce an unscripted television competition series for the purpose of launching and subsequently producing several live stage musicals featured in said television series.  Nor are the Managers aware of anyone having attempted this specific business model marrying a television series to one or more live stage musical productions.  Accordingly, the Managers cannot say whether such a business model will meet with success or what levels of success or failure can be realistically expected.

12.         Tax Ruling: The Managers do not intend to apply for a ruling from the IRS regarding the Company’s tax status as a limited liability company.  PROSPECTIVE INVESTORS ARE URGED TO OBTAIN INDEPENDENT TAX ADVICE SPECIFIC TO THEIR OWN INDIVIDUAL CIRCUMSTANCES FROM A TAX ADVISOR OF THEIR OWN CHOOSING.

Opening Night Enterprises – Offering Circular	7

RISK FACTORS

An investment in the Company involves a high degree of risk. Prospective Investors should read these risk factors carefully before deciding whether to invest. This Offering Circular is not intended to describe all of the potential risks of the Company or its business, rather, the following is a description of what are considered to be some of the Company’s key challenges and risks. The risks and uncertainties described below are not the only risks and uncertainties faced by the Company or its intended business venture(s). Additional risks and uncertainties not presently known to the Company or known to be material may ultimately impair the Company’s success.

This Offering Circular contains certain forward-looking statements that involve many risks and uncertainties. These statements relate to future events or the Company’s future financial performance. In some cases, one can identify forward-looking statements by terminology including “could,” “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those projected as a result of certain of the risk factors set forth below and elsewhere in the Offering Circular. The Company cannot and does not guarantee any future results, performance or achievements, whether described or alluded to herein or otherwise.

In considering the contents of this Offering Circular and the nature, likelihood of success and prospects of the Company and the business venture(s) described herein, recipients of this Offering Circular must rely on their own independent examination of the Company and its proposed business.  Recipients should not construe the contents of this offering circular to be tantamount to legal, tax, investment or accounting advice, and each recipient hereof is urged to consult with its own independent advisors with respect to legal, tax, regulatory, financial and accounting consequences of any potential involvement with the Company or investment in the Units.

North American Securities Administrators Association Uniform Legend:

YOU SHOULD MAKE YOUR OWN DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND RISK TOLERANCE LEVEL. NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. YOU SHOULD BE AWARE THAT YOU WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Non-Transferability of Units:

For the reasons discussed below (see, SECURITIES BEING OFFERED at Restriction on Transferability of Units, below) and in accordance with the terms and provisions set forth in the accompanying Operating Agreement (see, OPERATING AGREEMENT – Article 8.1), no Member shall be authorized to transfer, sell or assign all or any portion of its Units or any interests or rights therein.  These restrictions mean that the Investors may never be able to sell or transfer their Units and that those Units may therefore have no resale value.  Accordingly, the prospective Investors should be prepared to hold onto their Units indefinitely.

Opening Night Enterprises – Offering Circular	8

No Assurance of Adequate Capitalization:

This Offering is not being undertaken on either a so-called “all or nothing” or “mini-maxi” basis as is typical for start-up ventures.  All or nothing and mini-maxi offering structures ensure that either: (1) all of the projected requisite funds (in the case of an all or nothing offering); or (2) at least the minimum amount of funds required to operate the business (in the case of a mini-maxi offering) – will be secured so as to enable the issuing entity to ensure it can undertake its proposed business operations.  In an all or nothing or mini-maxi offering structure, if those requisite levels of funds are not obtained, then all of the investors’ investments must be returned and cannot be used by the issuing entity.   Again, this ensures that the investors’ money cannot be used unless the issuing entity has secured enough money to ensure that it can undertake the business purposes pursuant to its stated plans.  HOWEVER, THIS OFFERING IS NOT STRUCTURED AS EITHER AN ‘ALL OR NOTHING’ OR ‘MINI-MAXI’ OFFERING AND THEREFORE, AN INVESTOR’S INVESTMENT COULD POTENTIALLY BE ACCEPTED AND USED BY THE COMPANY EVEN IF THE COMPANY NEVER ACTUALLY SECURES THE NECESSARY FUNDS TO ENABLE IT TO PERFORM ITS MINIMAL BUSINESS OPERATIONS AS CONTEMPLATED HEREIN.  IF SUCH AN EVENT OCCURS, THE INVESTOR WILL HAVE LOST ALL OF THEIR COMMITMENT AND THE COMPANY’S BUSINESS WILL NEVER EVEN HAVE BEEN CAPITALIZED TO THE EXTENT NECESSARY TO ALLOW IT TO PROPERLY UNDERTAKE ITS BUSINESS OPERATIONS AS CONTEMPLATED HEREIN.

No Assurance of Recovery of Capital or Payment of Profits:

The Company wishes to emphasize that no one should consider the purchase of the Units being offered without recognizing the highly speculative nature of and the risks of loss involved in the purchase of an Interest in an enterprise devoted to one or more particular television and/or theatrical production(s). Prospective Investors should only invest in the Company if they do not require liquidity in their investment and are prepared to lose their entire investment.

Uncertainty of Critical or Public Acceptance Minimized:

Considerable competition exists among producers in the acquisition of theatrical properties. To some extent, the success or failure of the theatrical venture is dependent upon the ability of the producer to select talent and plays that will appeal to the theater-going public and to produce such work in a desirable manner and in a desirable theater. Further, the Managers hope that the voting process at the end of the Series will allow them to gain insight into the commercial benefits and challenges of each musical which can subsequently be put to use during the development of the given Musical(s) on stage; an insight that competing producers will not have the ability to harness, however, if the Managers are unsuccessful in achieving such accurate insights, then the projected returns from the exhibition and other exploitations of one or more of the Musicals could prove far less than anticipated and may not ultimately even cover the costs of putting on the productions themselves.

 The Company has No Operating History:

The Company was formed on January 15, 2017. However, there has been little to no operating history or financial statements on which an investment decision can be based. The likelihood of the success or failure of the Company must be considered in light of the risks, costs, difficulties and delays frequently encountered in establishing a new enterprise, many of which are beyond the Company’s control. The Company is subject to all of the risks inherent in the creation of a new enterprise and the competitive environment in which it will operate. There can be no assurance that the Company will prove to be commercially successful or profitable, however, the Managers believe that the prior television exposure via the Series will afford the Musicals a unique following and will allow the Managers and their partners to utilize marketing, advertising and publicity channels not available to other stage properties.  Furthermore, as a newly organized entity with minimal assets, the Company is subject not only to the risks inherent in the entertainment industry, but also those inherent in the establishment and operation of a new business venture, including the absence of an operating history.

New Business Model:

The Company’s proposed business model, while premised on existing business models that have long thrived in various segments of the entertainment industry, such as unscripted or reality television programming, unscripted competition series’ and live stage performance musical productions, however, have never been combined into a single business model such as that proposed by the Company.  This proposed new business model may fail for any of the reasons that either television programs fail or for any of the reasons that musical productions fail, or it may fail for any number of other reasons unique to the yet-untested nature of the Company’s proposed combined business venture.

Limited Business Purpose of Company:

The sole business of the Company will be the production of the Series and the production and presentation of each Musical and the exploitation of the rights therein. In any venture the risk of loss is especially high in contrast with the prospects of any profit, however, television series development and production and musical production development each exhibit abnormally high levels of failure due to the limited number of potential distribution outlets available to each medium, and the even fewer number of profitable distribution outlets available as each project’s costs increase and each of these individual productions is likely to be expensive in its own right.

Opening Night Enterprises – Offering Circular	9

Single Purpose Entities:

The customary method of financing legitimate theater business ventures is through the organization of a single purpose vehicle (e.g. a limited liability company).  When one of the Musicals is produced on stage, a specific limited liability company will be organized as a single purpose vehicle for that Musical for the purpose of managing and exploiting that Musical’s underlying rights and separating its liabilities from those of the Company and the other Musicals. The Company will be the sole managing member and owner of each such single purpose vehicle as to ensure that the Members of the Company shall have the sole and exclusive entitlement to the net revenues (that is, revenues subject to deduction for actual running and other costs) of each single purpose entity.  The capitalization hereunder is expected to cover the capitalization costs of each Musical’s production budget.

No Resale Market or Disposition of Units:

While securities, such as the Units, that are sold under Regulation A are not “restricted” securities, various resale issues are inherent with such securities and presently there is no market for the resale of the Units, nor do the Managers anticipate undertaking any of the necessary steps required to enable resale of the Units, therefore, no such resale market is expected to develop. Although an Investor has the right to assign his/her interest in the profits of the Company with the consent of the Managers, no assignee of an Investor has the right to become a substituted Investor in place of his/her assignor, unless the Managers consent thereto in writing, which they are not obligated to do.  For the foregoing reasons it is unlikely that the Investors will ever be able to sell the Units they purchase.

No Assurance:

There is no assurance that the investment Commitments made in under this Offering will be recouped or that the Members will realize a profit as a result of their investment in the Company under this Offering.

Subsidiary Rights Income is Uncertain:

If one or more Musicals are presented on Broadway for a certain number of performances within a specified period, it is expected that the contracts with the authors of the Musicals will allow for the prospective Investors hereunder to be entitled to a share in the proceeds from the exploitation of subsidiary rights in the Musicals, namely exploitations of the Musical following the expiration of the Company’s rights therein. If the Company is entitled to share in said subsidiary rights income, it is impossible to determine the extent to which such income will amount.

No Distribution Currently in Place:

There is no distribution currently in place for either the Series or for any of the Musicals.  In order for the Series to come to fruition and act as either a revenue stream or a marketing tool to promote awareness and build a fan-base for the Musicals, each as contemplated herein, the Series must first find a distributor willing to purchase its rights and distribute it.  Nor is there any way of assuring or determining in advance the size of the distributor’s reach, nature of the network or per episode or other production fee or license price that the Company will be able to achieve, if any, with respect to the Series.  There is also no exhibition or other agreement currently in place with any theater company or actor(s) for the Musicals, nor is there any guarantee that those performances will ever actually be able to find such exhibitors on Broadway or elsewhere as anticipated herein.

Potential Conflict of Interest:

The interests of the Managers may be in conflict with the interests of the Investors because one or more Managers hereunder may serve or be engaged as a producer of the Series or the live exploitation of one or more Musicals hereunder, and, as such, may be entitled to a customary, arms-length, standard producer payment.  It may be in the interest of such producers to continue to present a Musical on stage, whereas it may be in the interest of the Members to cease operations so that any unused capital may be returned.

The obligations of the Managers to the Company are not exclusive. The Managers and their principals are involved in other theatrical and entertainment-related projects as well as in other business activities. Liabilities incurred and commitments undertaken by the Managers with respect to projects other than the Company’s business could adversely affect their ability to manage the Company. Moreover, the Managers are expected to engage in the production of other theatrical productions for their own account, and for others, during the term of the Company. Such activities could be seen as competing with the Company and resulting in potential conflicts of interest.

In addition, the Managers may now or hereafter engage in businesses which provide goods and/or services to the Company which otherwise would be provided by unrelated third parties. By becoming an investor in the Company, Investors consent to such transactions as long as they are on terms substantially as favorable to the Company as would have been provided by unrelated third parties.

Opening Night Enterprises – Offering Circular	10

Contributions to the Capital of the Limited Liability Company:

Any monies expended by the Managers prior to the completion of the Offering of the Company for items which, if incurred by the Company would have constituted production expenses, weekly operating expenses or other expenses relating to any production of each Musical will be considered equivalent to a cash contribution to the capital of the Company if the Managers elect not to have such monies reimbursed to them. The Managers have not made any such election and, consequently, it cannot be known whether such expenditures will, in fact, be cash contributions to the capital of the Company. In any event, none of such monies will be repaid to the Managers prior to the receipt by the Company of the minimum capitalization unless authorized to be used prior to the minimum capitalization of the Company.

Managers Control:

The Managers have complete control over the management of the Company which includes the production of the Series and each Musical and the exploitation of all of the Company’s rights. Therefore, Investors will not participate in the decision making process as far as management of the Company is concerned and may not hold the Managers liable for any action taken upon the advice of professionals or which do not constitute gross negligence or intentional misconduct.  No assurances can be provided that the Company’s management will perform adequately or that the Company’s operations will prove successful under the guidance of the Managers.

Abandonment or Close of Production:

The Managers have the right to abandon production of the Series and/or one or more Musicals at any time, for any reason whatsoever. In the case of such abandonment, the Investors must be prepared for a loss.  The Investors may also recoup and/or make a profit for one or more production(s) even if one or more other production(s) are cancelled.  Losses may be decreased if abandonment of a given production occurs following the vesting of the Company’s rights to participate in subsidiary revenue, or if prior merchandising or album income previously had been earned.

Managers’ Right to Obtain and Make Loans:

The Managers may obtain from third parties (or any Manager may make) loans to be repaid before return of the Investors’ capital Commitments without affecting the respective interests of the Investors hereunder. If the Managers elect to borrow additional sums or advance funds in the Company’s name, such loans or advances may result in considerable delay in the repayment of Investors’ capital Commitments to the Company or in a complete loss to Investors if the gross receipts are not sufficient to meet operating expenses, repay loans and/or advances and the capital Commitments of the Investors.

Production of Musical at Minimum Capitalization Reduces Chance of Success:

The Company may decide to discontinue the Offering upon raising approximately $20,000,000. This amount represents the Managers’ estimate of the minimum amount required to produce the Series and each Musical for the Series.  Capitalizing the Company at such a figure may result in either (a) less funds with which to meet contingencies or on which to draw for increased advertising or other expenditures that might be required to increase the likelihood of each Musical’s success beyond the Series, and/or (b) a higher likelihood that there may be fewer productions, e.g., that there may be one or two live Musical stage exploitations, rather than three or six.

Risk of Non-Contingent Best Efforts Nature of Offering and Potential for Use of Commitment Prior to Minimum Capitalization of the Company:

This Offering of the Company’s Units is being made on a “non-contingent” “best efforts” basis, which means there is no guarantee that any minimum amount will be sold.  Accordingly, there is no guarantee that the Company will ultimately secure sums necessary to enable it to carry out its anticipated business plan(s) as described herein.  By investing in this Offering, the Investors agree to the use of their capital Commitments by the Company at any time upon Closing, which may include a Closing that occurs prior to securing any minimum capitalization of the Company, if this happens, Investors may lose all of their Commitment despite the fact that the Company failed to raise enough financing to properly undertake or complete either the Series or any live stage productions.

Opening Night Enterprises – Offering Circular	11

Contingencies Relating to Unknown Specific Financing Requirements:

There is no guarantee that the tasks anticipated by the Managers for the operation of the Company’s proposed business will, in fact, cover the actual costs of operation, nor is there any guarantee that the money the Company hereby seeks to raise will not be more than what the Company’s proposed business actually needs in order to operate.  In the event that the Company ends up with more liquid capital than it requires to operate its proposed businesses, then it is likely it will use said capital reserves to increase its bargaining position with potential network and other distributors of the Series and/or put some or all of the excess funds towards promotion and marketing of the Series and/or Musicals or such other tasks as are reasonably calculated to improve the performance or chances of revenues from the exploitation of those properties.

No Withdrawal from Company:

Prospective Investors should note that once their investment has been approved by the Managers and they become a Member of the Company, they cannot withdraw from the Company and demand the return of their Commitment.  There will be no interest accrued, paid or available for withdrawal on Commitments.  The Commitments hereunder may not be used as security for any loan, debt or other obligation.

Offering Price of the Units Arbitrarily Determined:

The Offering price of $500 per Unit has been arbitrarily determined by the Company based upon such factors as the proceeds to be raised by this Offering, the lack of a public market for the Company interests and the capital requirements of the Company. There is no relationship whatsoever between such offering price and the assets or book value of the Company, or any other recognized criteria of value.

Long Term Project:

The development and production of even a single new unscripted television series typically involves the passage of significant amount of time, as does the development and production of even a single live stage musical performance.  As the Company’s business contemplates the production of at least one television program, along with the production of three to six different live stage performances, it goes without saying that it may necessitate the passage of an even more significant amount of time than it otherwise would for even one such production.  One or more rounds of Investor financing may continue for one or several years, attempts to sell the Series to a network may last for months or years or more, if they are ultimately even successful at all, production of the Series may extend for three months to more than a year, and it may be even longer still before the show even makes it to air, after which, the Musicals, the players originally involved therewith or other elements thereof, may no longer even be available or in existence to perform the Musicals live.

Commercial Success Not Certain:

Either the Series, one or more of the Musicals or all of them may ultimately be deemed commercially unacceptable to networks and other major television distributors or to Broadway and other major commercial exhibitors of live theater productions, respectively.   As a result, the Series and/or the Musicals may never find homes, or they may only find homes with distributors or exhibitors of low bandwidth or in unfavorable markets, which greatly mitigate the Series’ or the Musicals’ abilities to recoup their costs, let alone generate any profits. The ultimate profitability of any television series or live musical production depends upon its audience appeal in relation to the cost of its respective production and distribution/exhibition.  The audience appeal of a given television series or live stage production depends, among other things, on unpredictable critical reviews and changing public tastes and such appeal cannot be anticipated with certainty.

Opening Night Enterprises – Offering Circular	12

The Company Faces Significant Competition:

Competition in both the television and the live stage production industries is notoriously fierce and it can be driven as much by names of those involved and by the personal or societal tastes of audiences at any given time, as it can by the actual quality of the programs or productions themselves.  There is no guarantee that the Series will find a distributor, or if it does, that the Series will find its audience and be able to remain on air long enough to leverage the Series as a marketing tool for the Musicals as anticipated herein.  Nor is it certain whether the Musicals will be able to find audiences or critical acclaim necessary to continue long enough to break even, let alone become profitable.  The Series and/or the Musicals may each fall victim to stronger or more well received competing television and live stage productions.

Potential Legal Challenges:

The entertainment industry is a notoriously litigious one, in which ownership and attribution claims are raised all the time with respect to original ideas.  It would not be unheard of for one or more third parties to claim that they inspired or helped come up with the concepts or stories or characters for one or more of the Musicals or for the Series itself and thereafter threaten to or actually bring suit against the Company or one or more of the Managers on the alleged basis that those persons or entities are due some measure of contribution or redress from the profits of the Company.  In such an instance, even when the claims amount to nothing, they must still be litigated and/or settled before a distributor will allow the Series to be aired, or before the producers or theater will allow the live production to take the stage.

Federal Income Tax Consequences:

The Company has not obtained and will not seek to obtain a ruling from the Internal Revenue Service or an opinion of counsel as to its status as a partnership for federal income tax purposes or as to any other issue.  Prospective Investors should consult their own tax advisers as to the tax consequences of investment in the Company.  The IRS may, as to certain matters discussed in this offering circular, interpret income tax statutes and regulations in a manner that is detrimental to the Company and/or one or more of its Members.  Should this happen, the Member may have to litigate the matter at considerable expense or may have to submit to an audit of such Member’s individual income tax return that might cause other tax consequences not associated with the Company.

Opening Night Enterprises – Offering Circular	13

Risks Relating to Arbitration and Exclusive Forum Provisions in Subscription Agreement and Operating Agreement:

Investors in this Offering will be bound by both the Offering’s Subscription Agreement (see, Exhibit 1A-4 to this Offering Circular) and the Company’s Operating Agreement (see, Exhibit 1A-2B to this Offering Circular). Under both Section 10 of the Subscription Agreement and Article 11.5 of the Operating Agreement, Investors agree that disputes arising under or relating to the respective agreements will be resolved by binding arbitration pursuant to the rules and under the jurisdiction of the American Arbitration Association (“AAA”) and its commercial rules, the rules of the Federal Arbitration Act and the laws of the State of California and that all such arbitrations shall take place in the State of California in Los Angeles County. However, neither of the analogous arbitration provisions set forth in the Subscription Agreement and the Operating Agreement, nor the corresponding exclusive forum provisions, apply to claims made under the federal securities laws of the United States, and said arbitration and exclusive forum provisions do not impact the rights of the Investors to bring claims under said federal securities laws or the rules and regulations promulgated thereunder. Additionally, despite Investors agreeing to the provisions in the Subscription Agreement and in the Operating Agreement, Investors will not be deemed to have waived Company’s compliance with federal securities laws and the rules and regulations promulgated thereunder. For the reasons stated below, either of the Operating Agreement’s or the Subscription Agreement’s exclusive forum or arbitration provisions could have the effect of limiting and discouraging legal actions and proceedings being brought against the Company.

As a result of the foregoing, if an adversarial proceeding not involving the federal securities laws is brought against the Company under either the Subscription Agreement or the Operating Agreement, it may be heard only by an arbitrator or arbitrators, which would be conducted according to different procedures than a normal jury or non-jury trial and may result in different outcomes than a jury trial or a trial by judge would have had, including results that could be less favorable to the plaintiff(s) in such an action. Additionally, while arbitrations are generally believed to result in faster and less expensive outcomes than jury and judge trials held on the same matters, that is not necessarily always the case, and it is possible for any action submitted to arbitration to take longer and/or cost the participants more than a jury or judge trial on the same matters.

In addition to the potential drawbacks for plaintiffs of mandatory arbitration under the Subscription Agreement and/or Operating Agreement, both such Agreements also contain analogous forum selection provisions, which stipulate that any arbitrations proceeding thereunder must be held in Los Angeles County in the State of California. Such forum selection provisions may have the effect of limiting an Investor’s ability to bring legal action against the Company and could limit an Investor’s ability to obtain a favorable forum for disputes. These geographic provisions may have the effect of making the prospect of legal action against the Company by an Investor too expensive or burdensome in the event that the Investor has to travel out to Los Angeles, California in order to give or obtain testimony, present or gather evidence, select and pay a local lawyer or other advocate to represent the Investor’s interests in the arbitration, or otherwise. There is also the possibility that either the exclusive forum provisions or the arbitration provisions may discourage Unitholder lawsuits, or limit Unitholders’ abilities to bring an action in a forum that it finds favorable for disputes against the Company and its officers and directors. Alternatively, if either the forum selection or arbitration provisions were challenged and found to be inapplicable to, or unenforceable with respect to, one or more of the specified types of actions or proceedings, the Company could ultimately incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

Opening Night Enterprises – Offering Circular	14

Investment in Initial Season Only:

The Company is only being set up to manage the business operations of the first season of the Series and its accompanying Musicals and is not intended to have any economic or other interest in the subsequent seasons of the Series, should they eventuate, other than those limited rights of first refusal to invest in similar offerings of equity in future entities formed to finance future seasons of the Series, if any.  Furthermore, the rights of first refusal to invest in any future seasons and companies are subject to various qualifications as discussed in greater detail herein below (see, SECURITIES BEING OFFERED at Rights of First Refusal/Anti-Dilution Rights).  Therefore, regardless of the performance of season 1 of the Series, in the event that subsequent seasons of the Series go on to be hits, there is no guarantee that the Investors will participate in any such financial or other success unless they invest separately into those subsequent seasons as well.

Contingencies Related to Inability to Finance All Six Live Musical Productions:

While this Offering contemplates raising money to finance the subsequent (following airing of the Series) production of live versions of each of the six Musicals, in the event that insufficient funds are raised to enable the Company to self-finance each of the six Musicals, then the Company’s Managers will assess the potential value of each live production and determine which it feels stand the greatest chance of being successful and it will attempt to finance those that it feels will be the most valuable.  However, the Company will only directly profit from and own the single purpose entities (i.e. subsidiary companies) for those live productions that it finances directly and will receive either no or partial receipts from any such Musical that is subsequently produced without Company financing.  The exact details of any such partial or non-investment into subsequent live Musical productions will be subject to available funds, the good faith decisions of the Managers and terms available from subsequent primary financiers of such live Musical productions, if any.  In short, depending on the amount of money actually raised by this Offering, the Company may only ultimately participate in one or a few of the six Musicals or it may participate in none of them, in which case, the Company’s goal of using the Series as a platform to publicize and build value for the individual Musicals would fail and the Company would be forced to look to sales and/or licenses of the Series itself and accompanying merchandise and other ancillary revenue streams for recoupment of the Investors’ investments.

Unknown Contingencies Resulting from COVID-19 Related Pandemic Fallout:

As is discussed in greater detail elsewhere (see, MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS at General Industry Trends, below), the occurrence of the COVID-19 pandemic has had market effects on the live theater and television industries. While London’s West End has just begun to reopen, Broadway, the United States’ major theater hub equivalent looks to remain closed through at least May 30, 2021, and it remains to be seen how these reopenings will be received by the general theater-going public, and whether the high volume of tourism to these theater meccas will return or when and with what level of fervor. If the theaters do not experience their same levels of profits due to forthcoming social-distancing policies of the theaters and/or the local governments and unions which govern them, then it is possible that the effects will be felt by the Company.

Additionally, while television and other forms of filmed production are returning to production now in many states, there remains a great deal of uncertainty among those productions and their producers about how much of an increase in costs the productions will ultimately experience in order to comply with state and local government pandemic production guidelines as well as applicable industry union production guidelines, which now mandate fewer people on set, rigorous disinfection and cleanliness policies, additional medical personnel, sanitization and other protocols not to mention new restrictions and expenses relating to production insurance. All of the foregoing could have a detrimental impact on the projected productions costs of the Series. While Company does not intend to rely on union labor like so many other television series’ going into production and while the Series will have the benefit of choosing its production location, which could be aligned with a jurisdiction that does not have onerous pandemic-related production policies that would drive up costs, it is still unknown how the fallout of the pandemic might affect production of the Series’.

Opening Night Enterprises – Offering Circular	15

DILUTION

“Dilution” as used herein refers to a reduction in value, control or earnings of the Units and here specifically refers to a reduction in value, control or earnings of the Units that are and/or would-be held by the Investor Members.

Initial Immediate Dilution:

Early stage companies, such as the Company, typically grant shares or Units to their founding owners and early-stage employees at very low cost or for no monetary value in exchange for those persons’ sweat equity and other contributions to the Company.  When these new companies (such as this Company) seek outside investment from investors, such as you, those initial capital investors typically pay more in monetary Commitments for their shares/Units than the initial sweat equity founders and employees, which means that the cash value of the shares/Units is automatically diluted.

Potential for Future Dilution:

This offering’s Investor Member return structure is based on a scheme that is common in both the theater and film industries, and which divides the distributable returns of the Company into two separate post-Recoupment (see, SECURITIES BEING OFFERED at Distributions, below) pools of Company Net Profits (see, SECURITIES BEING OFFERED at Distributions, below), namely the Investor Member pool and the Manager pool.  These Net Profit pools are split 50/50 between the Manager (and anyone paid out of the Manager’s pool) on the one hand, and the Investor Members on the other hand.  Accordingly, if more Investor Members are ultimately added or more Investor Member Units are subsequently issued and sold, then the initial Investor Members’ shares of the Company’s Net Profits will become diluted.  This type of dilution may inherit in a situation where the Company ultimately ended up needing to raise additional outside capital in order to continue the Company’s operations insomuch as it meets those needs by selling additional, newly minted, Units.

Nature of Units and Interests Held by Non-Investor Members:

All non-Investor Members shall receive their Units or other income participation interests in the Company’s profits from the Manager’s pool of Units/participation interests.  While some of these founding Members and/or initial employees, officers, directors or affiliates of the Company have and may subsequently contribute cash in the form of loans and/or via paying for certain necessary start-up costs of the Company and/or this Offering, these non-Investor Members are receiving their Units or other profit participation interests in the Company in exchange for their sweat equity contributions to the Company and its business as opposed to receiving them in exchange for monetary Commitments to the Company as the Investor Members are.

Because the Company is a brand new business, which has absorbed its founding Members’ out-of-pocket capital contributions, but which has yet to start its business operations, create any original intellectual property or other assets or earn any profits, the Company’s current valuation may only be construed from arbitrarily-assigned valuations of its current potential, and barring any such professional valuation, the Company’s current per-Unit value (i.e. share value) can be said to be $0.  As a result of the foregoing circumstances, the non-Investor Members and profit participants of the Company should be considered to have received their respective Units or other income participation interests in exchange for a zero-Dollar contribution.  The current offering is selling Investor Member Units for a price of $500 per Unit.

Despite the foregoing difference in monetary values paid by Investor and non-Investor Members for their respective Units/profit participations, the structure of the profit participation waterfall for the Company (see, SECURITIES BEING OFFERED at Distributions, below) effectively obviates any actual resulting dilution to the Investor Members’ Units.  This is because: (a) the pool of Company profits set-aside for distributions to Investor and Non-Investor Members alike is split into two equal pools; (b) the Company will not be paying the non-Investor Member Unit and profit-interest holders prior to or during Recoupment (i.e. at the same time or prior to initial payments from the Company to the Investor Members); and (c) all non-Investor Members’ Units and/or other Company profit participations come solely out of the Manager’s pool of Company profits, which always remains at 50% of the total Net Profits.  Accordingly, the non-Investor Members’ Units/Interests in the Company’s profits will not be diluted or otherwise affected by an increase in the number of non-Investor Members who hold Units or other income interests in the Company, because the non-Investor Members were always to take their collective profits from the same 50% pool of Net Profits, regardless of how many of them there were to be.

Anti-Dilution Provisions of the Units:

For a full discussion on this, see below, SECURITIES BEING OFFERED at ‘Rights of First Refusal/Anti-Dilution Rights’.

Opening Night Enterprises – Offering Circular	16

PLAN OF DISTRIBUTION AND SELLING TO SECURITY HOLDERS

The Company is not making use of any underwriter or finders. We have engaged JumpStart Securities, LLC (“JS” or “JumpStart”), a FINRA registered broker-dealer firm, for administrative and technology services, but not for underwriting or placement agent services. Specifically, JS relies in part on certain offering administrative and technological infrastructures and services provided by FundAmerica, including but not limited to secured transactional programs and platforms (i.e. technology), escrow account set-up and management services and disbursement services and platforms integrated into/with their technology and platforms, Bad Actor checks and the like associated with management and administration of the Offering.  These administrative fees and overhead associated with these services are reimbursable on an ongoing basis from the Offering proceeds and otherwise by the Managers who may then draw down reimbursements from the Offering proceeds themselves. See ‘Proposed JumpStart Selling Agreement’ below for further details.

Distribution of Securities:

This Offering is being undertaken in connection with the licensed broker-dealer JS and JS is, in turn supported by FundAmerica, so the distribution of securities under this Offering shall be handled by JS operating through FundAmerica’s technological platforms and model as follows:

Investors will review the Offering’s terms of investment via a portal on a page on the Company’s website which will have some aspect dedicated to this Offering.  There, the Investors will be able to access (either directly or via URL links to the SEC or other such public websites) information about the Company and the Offering.  At that portal, potential Investors will also be able to subscribe for Units, execute the accompanying Subscription Agreement online and make the corresponding Commitments of capital.  Once the subscriptions and corresponding Commitments have been submitted via the website, they cannot be retracted or withdrawn by the potential Investor.  At that point, JS shall begin the necessary subscriber due diligence required to qualify an individual or entity investor under Regulation A, Tier II offerings.  If the subscriber fails to meet the necessary standards, then their Commitments shall be returned and their subscriptions voided.  If, however, the subscriber is qualified to invest, then their subscriptions (including their Commitments) shall sit in the escrow account administered by Prime Trust until such time as the Company directs JS to close on the individual subscriber’s funds (either alone or, more likely, as part of a larger group of accepted subscriptions) and it is at that point of closing that the individual subscriber’s Subscription Agreement will be accepted, their corresponding Units issued in the form of their executed Subscription Agreements being returned to them, and at that point, the service fees and any FundAmerica offering costs will be deducted off-the-top of the Commitments before the balance of said Commitments are remitted to the Company’s account(s).

Suitability:

The Investor agrees to provide any additional documentation the Company may reasonably request, including documentation as may be required by Company to form a reasonable basis that the Investor qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, or otherwise as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Investor meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

Disposition of the Units and the Offering:

The Company is a new entity and the only owners of its Units had been the founding Members, who therefore owned 100% of the Company.  All of the Units offered hereunder are newly issued, in the sense that they have never been offered for sale to any other non-founding Member of the Company.  This is the Company’s first issuance of Units or potential ownership Interests of any sort to any outside third parties.  To the extent that the Managers of the Company are the ones that are effectively selling their Interests in the Company, as they are presently the owners of 100% of the Company’s Interests, all Units for sale in this Offering are being sold solely by the Managers, which will receive no additional consideration in exchange for their selling efforts. One of the Managers consists of an entity, Charles Jones II Enterprises, LLC, which is wholly owned and operated by Charles Jones II and which maintains its Company Interests on his individual behalf.

The Company plans on using one or more self-managed websites and/or social media outlets to aid in the sale of the Units.  The Company presently anticipates making use of yet-to-be-created pages on its Facebook site to drive awareness of the Offering and on which it will provide access to this Offering Circular and any other necessary disclosure materials associated with the Offering.  The Company will establish a site that allows qualified investors to subscribe through a dedicated website or page.

Opening Night Enterprises – Offering Circular	17

All subscribers will be instructed by the Company or its agents to transfer funds by wire or ACH transfer directly to the escrow account established for this Offering or deliver checks made payable to “Prime Trust, as Escrow Agent to Investors in the Opening Night Enterprises Securities Offering” which the escrow agent shall deposit into such escrow account and release to the Company at each closing. The Company may terminate the Offering at any time for any reason at its sole discretion. (Although not signed at this time, the escrow agreement with Prime Trust, LLC is attached as an Exhibit hereto and will be executed between the parties thereto upon the SEC’s qualification of this offering. The execution of the escrow agreement in advance of qualification will subject the issuer to expenses which it shall be able to incur once the offering is certain to launch.)

We intend to engage JumpStart Securities, LLC, a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services. Please see the “JumpStart Selling Agreement” for more information.

Proposed JumpStart Selling Agreement

1.	Accept investor data from the company, generally via the FundAmerica software system, but also via other means as may be established by mutual agreement;

2.	Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering ("AML"), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

3.	Review subscription agreements received from prospective investors to confirm they are complete;

4.	Advise the company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

5.	Contact the company and/or the company's agents, if needed, to gather additional information or clarification from prospective investors;

6.	Provide the company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7.	Serve as registered agent where required for state blue sky requirements, provided that in no circumstance will JumpStart solicit a securities transaction, recommend the company’s securities or provide investment advice to any prospective investor;

8.	Transmit data to the company’s transfer agent in the form of book-entry data for maintaining the company’s responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping;

9.	Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and

10.	Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

The Company shall pay Jumpstart a facilitation fee equivalent to 1.95% of capital raised. JumpStart Securities, LLC is not participating as an underwriter and under no circumstance will it solicit any investment in the company, recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. JumpStart Securities, LLC is not distributing any securities offering prospectuses or making any oral representations concerning the securities offering prospectus or the securities offering. Based upon JumpStart Securities, LLC’s anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this Offering and no Investor should rely on JumpStart’s involvement in this Offering as any basis for a belief that it has done extensive due diligence. JumpStart does not expressly or impliedly affirm the completeness or accuracy of the Offering Circular presented to investors by the Company. All inquiries regarding this Offering should be made directly to the Company.

Opening Night Enterprises – Offering Circular	18

Any subscription checks should be sent to Prime Trust, LLC, 10890 S. Eastern Avenue, Suite 114, Henderson, NV 89052, and be made payable to “Prime Trust, LLC as Escrow Agent for Investors in Opening Night Enterprises Securities Offering.” If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the company. Prime Trust, LLC has not investigated the desirability or advisability of investment in the Units nor approved, endorsed or passed upon the merits of purchasing the Units.

This Offering of the Company’s Units is being made on a “non-contingent” “best efforts” basis, which means there is no guarantee that any minimum amount will be sold.  Accordingly, there is no guarantee that the Company will ultimately secure sums necessary to enable it to carry out its anticipated business plan(s) as described herein.  The Company may undertake one or more closings on a rolling basis, where, after each such closing, funds tendered by potential investors are disbursed to the Company and the corresponding Units are delegated to the Investors whose subscriptions were accepted.  However, because the Company anticipates needing to immediately deploy certain funds secured through closings of the Offering in order to pay for up-front expenses such as ongoing offering expenses, the Company will likely utilize certain funds to pay for those initial and ongoing expenses and will not be able to guarantee reimbursement of said finances to the Investors.  Among the initial expenses that the Company anticipates incurring and needing to pay for out of the Commitments are Offering expenses, including associated legal, advertising, printing, website construction and maintenance, marketing, as well as other non-offering related initial expenses such as the costs associated with musical production development for one or more of the three prospective musicals and sizzle reel production, travel and other expenses associated with distributor solicitation for the Program as well as anticipated investor roadshow expenses associated with traveling two of the Company’s Managers to various major U.S. cities along with numerous members of the Musicals’ troupes and their writers and/or directors in order to stage partial performances and/or set-pieces and songs from the Musicals for audiences of potential Investors.

As a result of the aforementioned conditions of the Offering and the Company’s business, the Company is not offering Investors any arrangement, as part of the Offering terms, to return part or all of the Investors’ funds in the event that the Company fails to secure any given Offering minimum amount.  The Company has no plans to offer preferred or other classes of Units for sale at any point in the future.

This Offering is not being made on either an “all-or-none basis” as described in Rule 10b-9(a)(1) (17 CFR 240.10b-9(a)(1)) or on a so-called “part-or-none basis” as contemplated under Rule 10b-9(a)(2) (17 CFR 240.10b-9(a)(2)), nor does the Company make any representations that this Offering is being made on the condition that all or part of the consideration paid by a potential Investor in the Units will be refunded to said potential Investor in the event that some or all of the Units currently offered for sale are not, in fact, sold, as described in Rule 10b-9(a)(2) (17 CFR 240.10b-9(a)(2)).

Opening Night Enterprises – Offering Circular	19

Issuer Manager Subscription Cancellation Rights:

Prior to the termination of the offering the Company retains the right and authority to void subscriptions and return the corresponding Commitments under any circumstance. It is entirely within the discretion of the Managers to do so. This decision may be made, for example, if new information becomes available concerning the Investor and the Commitment, which concerns the Managers and/or JumpStart in relation to Investor identity verification, sources of funds used by Investors, or new information concerning suitability of the investment for the Investor.   Without limitation to the foregoing and strictly for the avoidance of doubt, neither JumpStart, nor FundAmerica, will retain any right to cancel a potential Investor’s subscriptions under the Offering unless the potential Investor fails to meet the necessary Regulation A, Tier II investment requirements (e.g. they qualified as so-called “bad actors”), suitability requirements, or where the Investor fails to meet required verifications and search results pursuant to anti-money laundering requirements. In such cancellations an investors Commitment, in its entirety, will be returned to them promptly upon the decision to reject or otherwise cancel a Commitment. If there are pending Commitments upon the termination of the Offering, those pending Commitments will be rejected and returned in their entirety to the Investors.

Arbitration and Exclusive Forum Provisions:

Investors in this Offering will be bound by both the Offering’s Subscription Agreement (see, Exhibit 1A-4 to this Offering Circular) and the Company’s Operating Agreement (see, Exhibit 1A-2B to this Offering Circular). Under both Section 10 of the Subscription Agreement and Article 11.5 of the Operating Agreement, Investors agree that disputes arising under or relating to the respective agreements will be resolved by binding arbitration pursuant to the rules and under the jurisdiction of the AAA and its commercial rules, the rules of the Federal Arbitration Act and the laws of the State of California and that all such arbitrations shall take place in the State of California in Los Angeles County. However, neither of the analogous arbitration provisions set forth in the Subscription Agreement and the Operating Agreement, nor the corresponding exclusive forum provisions, apply to claims made under the federal securities laws of the United States, and said arbitration and exclusive forum provisions do not impact the rights of the Investors to bring claims under said federal securities laws or the rules and regulations promulgated thereunder. Additionally, despite Investors agreeing to the provisions in the Subscription Agreement and in the Operating Agreement, Investors will not be deemed to have waived Company’s compliance with federal securities laws and the rules and regulations promulgated thereunder.

Opening Night Enterprises – Offering Circular	20

USE OF PROCEEDS TO ISSUER *

As set forth in the two tables immediately below, the Company’s current plan anticipates utilizing effectively all of the Offering proceeds to operate its proposed business, namely the production of the Series’ 13 hour-long episodes and the production and presentation of up to as many as six Musicals on various stages throughout the United States, each for a duration of 12 weeks (96 runs each).  However, as discussed elsewhere herein, depending on the actual funds raised via the Offering, the Company is prepared to produce less than the total six Musicals for live exhibition if need be.  Additionally, as indicated in the second table below in this section, the Company’s initial projections have anticipated a uniform price for production of each of the six Musicals, which the Company realizes is highly unlikely and will depend largely on the specific nature of the stage that each Musical is initially produced for.  By way of example, if one or more of the Musicals ultimately plays on a Broadway stage, that production will likely be far more expensive than that of a Musical that plays on a regional stage, the same is true of Musicals exhibiting on regional and other like stages of vastly different size and standing.

TV Production Budget Worksheet
Name of Program	OPENING NIGHT – TELEVISION SERIES
Number of TV Episodes & duration	PILOT AND THEN 12 EPISODES – 1 HOUR IN LENGTH
Previous Funding
Development	$ 2,500	$ 2,500
Production	$ 2,500	$ 2,500

TV DEVELOPMENT / SCRIPT
Concept & Rights (All rights owned by Production Company)	$ 0.00
Research – Musical Selection Committee	$ 20,000.00
Story / Script / Writers Fees	$ 5,000.00
Other (specify) REALITY PROGRAM DEVELOPMENT	$0.00
Development Subtotal		$25,000.00

TV PRODUCTION (PER EPISODE)
Producer Fees (total incl. EP)		$100,000.00
Director Fees (total)		$40,000.00
Presenters / Actors / Talent (UNION)		$145,000.00
Production Staff & Crew (UNION)		$100,000.00
Studio / Locations		$100,000.00
Lighting and Sound design and operation		$75,000.00
Wardrobe / Make-Up / Art Department		$25,000.00
Travel/Accommodations/Living		$75,000.00
Production Office / Admin		$25,000.00
Scenery and Costume Design and Creation		$75,000.00
Production Subtotal		$ 760,000.00

*       We have entered into service agreements with JumpStart Securities, LLC, a member of FINRA, to provide subscription and administrative services for the offering. JumpStart Securities, LLC is not an underwriter and will not be paid selling commissions or underwriting fees, but will be paid service fees equal to One and 95/100 Percent (1.95%) of the Units sold in connection with this Offering.

Opening Night Enterprises – Offering Circular	21

TV POST PRODUCTION (PER EPISODE)
Music & Copyright	$50,000.00
Library Footage & Copyright	$10,000.00
Film / Tape Stock	$10,000.00
Picture Post Production	$20,000.00
Audio Post Production	$20,000.00
Titles/Graphics	$10,000.00
Post Production Labor	$50,000.00
TV Post Production Cont.
Other (specify) $
Post Production Subtotal	$ 170,000.00

TV MARKETING & ADMINISTRATION
Marketing / Delivery	$20,000.00
Administration / Overheads	$50,000.00
Legal	$10,000.00
Insurance	$10,000.00
Sundry (e.g. finance, ACC etc.)	$10,000.00
TV PILOT – 5 City Promotional Concerts with the Musicals	$715,000.00
Marketing/Admin AND Promotional Tour Subtotal Costs	$ 815,000.00

Total Above The Line (Per Episode)	$ 320,000.00

Total Below The Line (Per Episode)	$ 725,000.00
Contingency (Per Episode)	$ 100,000.00
Production Company Overhead (Per Episode)	$ 100,000.00

SUBTOTAL COST PER EPISODE = $1,245,000.00 TOTAL FOR 13 EPISODES	$ 16,185,000.00

TOTAL TELEVISION PRODUCTION BUDGET (INCLUDING 13 EPISODES, 5 CITY PROMOTIONAL CONCERT TOUR AND MARKETING AND ADMINISTRATION)	$17,000.000.00

Opening Night Enterprises – Offering Circular	22

OPENING NIGHT - MUSICAL Production Budget Worksheet (Off Broadway) These are the cost’s anticipated to ensure ALL six musical’s long term sustainability and to maximize profits.
Name of MUSICAL	ONE OF SIX MUSICALS (EACH MUSICAL ESTIMATED AT SAME COST)
Number of Shows – 12 Weeks, 96 Shows	This Budget Reflects 32 SHOWS – 4 Week Time Period Budget
PRODUCTION DEVELOPMENT
Production Development: (Includes rehearsal expenses, director, choreographer, costume designer salaries and costs for making costumes, lighting, sound, scenery & props, musical arrangements and production development staff.)	ONE TIME BUDGETARY COST	$650,000.00
MUSICAL’S OPERATIONAL COST FOR 32 SHOWS (4 week)
Producer Fees (total incl. EP)		$100,000.00
Author, Composer, Lyricist Royalty at 2% gross revenue for each		$70,000.00
Actors / Talent (UNION)		$125,000.00
Production Staff & Crew (UNION)		$150,000.00
Theater Rental		$150,000.00
Costume Cleaning, Prop Maintenance		$20,000.00
Wardrobe / Make-Up / Art Department (UNION)		$60,000.00
Air Travel/Accommodations/Living		$75,000.00
Orchestra Conductor and Musicians		$160,000.00
Travel/Load-in of Equipment by Stagehands		$60,000.00
PRODUCTION SUBTOTAL		$ 970,000.00
MUSICAL MARKETING & ADMINISTRATION - 32 SHOWS (4 Week Period)
Marketing/Delivery/Publicist		$25,000.00
Administration/Overheads		$90,000.00
Legal & Insurance		$35,000.00
Box Office & Programs		$5,000.00
Payroll Taxes		$50,000.00
Equity Pension, Health Insurance		$25,000.00
Contingency		$250,000.00
MARKETING & ADMINISTRATION SUBTOTAL		$ 480,000.00
PRE-OPENING AND RUNNING OPERATIONAL BUDGET TOTAL FOR 4 WEEKS, 32 SHOWS: (NON- BROADWAY STAGE)		$1,450,000.00
MUSICAL PRODUCTION OPERATIONAL COSTS FOR 12 WEEKS, 96 SHOWS =		$4,350,000.00
ONE TIME PRODUCTION DEVELOPMENTAL COSTS (SEE ABOVE)		$650,000.00
TOTAL ESTIMATED COSTS FOR ONE OF THE SIX MUSICAL’S TO ENSURE SUSTAINABILITY AND TO MAXIMIZE PROFITS. TOTAL FOR ALL SIX SHOWS = $30,000,000.00		$5,000,000.00

Opening Night Enterprises – Offering Circular	23

Potential Payments to Managers from Offering Proceeds:

Although discussed in greater detail in the sections below entitled “COMPENSATION OF MANAGERS AND EXECUTIVE OFFICERS” and in “INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS”, it is noted here that if and when adequate Offering proceed funds become available (estimated at $2 Million) to both operate the business as planned and also pay the Managers for their operation of the Company’s day-to-day business, then Manager Charles Jones II Enterprises, LLC shall become entitled (on behalf of Charles Jones II) to receive a reasonable salary, commensurate with the time actually spent working for the Company and with industry standards and contingent on the total amount of Offering proceeds ultimately received by the Company, in exchange for its services running the day-to-day operations of the Company.

In exchange for their time and services in coordinating and leading the proposed investor roadshow/initial live partial exhibitions of the Musicals to potential investors in various U.S. cities following the success of the initial raise of funds hereunder, Manager Regina Dowling will be entitled to receive a sum equal to approximately $100,000.

As compensation for their respective services on both the Series and the Musicals, each of the Managers shall be entitled to reasonable compensation in their respective roles as producers and/or talent on each of the Series and one or more of the Musicals.  The specific sums allocable for such services would be in-line with or below industry standards and would be paid from the line-items set-asides listed in the foregoing tables immediately above.

Best Efforts Offering Adjustments:

In the event that less than the full 100,000 Units are sold under this Offering, various aspects of the planned business operations may need to change.  For instance, the initial financing needs are tied to the proposed investor roadshow and the production of the Series, however, if the initial Offering proceeds fall far short of the necessary sums needed to carry out these operations, then adjustments will be made to one or more of those operations.  For instance, if the roadshow is undertaken and does not seem to be providing the anticipated results in terms of new Unit purchases, then it can be cut short and much of the associated expense outlay can be recouped.  Similarly, if the initial financing needs fall short, then the Company can produce a single pilot episode for the Series and use that pilot to shop for co-financing or traditional network-financed TV Series production deals for the Series.  The Managers are also prepared to cut some of the proposed Musical productions from the Series and/or from eventual future live stage production in the event that the desired sum is not raised under the Offering (the Managers have a plan to use 3 rather than the full 6 Musicals if need be).

Potential Use of Proceeds to Discharge Company Debts:

To date, one or more of the Managers has personally provided the necessary start-up financing out-of-pocket, including the funds used to set-up the Company and finance the legal and other services provided in association with this Offering.  In the event that at least $2 Million in Offering proceeds is raised, then Managers shall have the right to recoup actual start-up expense outlays without interest up to a ceiling of One Hundred Thousand Dollars U.S. ($100,000.00) upon reasonable proof of payment of such sums to third parties.  Without limiting the foregoing, to date the Managers estimate that they have incurred less than $40,000 in personal expenses associated with this initial Offering and establishment and proposed operations of the Company, however, those costs are not necessarily final yet and they include or may ultimately end up including, among other things, legal fees, state and other administrative filing fees, accounting, printing, advertising, travel, marketing, blue sky or other state-level compliance and other expenses.  Additional such personal expenses of the Managers have been and/or would be used to cover such other start-up expenses as: Legal expenses associated with drafting and negotiating of necessary performer agreements and rights option agreements, Company set-up fees and expenses, broker dealer retainers and the like.  Furthermore, all such expenses to date have been incurred solely by Charles Jones II Enterprises LLC and all such future start-up expenses would also likely be borne by Manager Charles Jones II Enterprises, LLC.  However, the Managers also realize that this Offering may need to be supplemented by further outlays of personal Manager funds in the event that subsequent offerings or rounds need to be undertaken and/or in order to undertake the creation of certain supplemental Offering devices, such as creation and maintenance of one or more websites, social media accounts and the like, which may need to eventuate prior to securing of the Offering’s initial capital raise or closing.

The Company reserves the right to alter the use of Offering proceeds as stated herein based on the ongoing needs of the business of the Company, the amount of capital raised and based on any unforeseen circumstances arising subsequent to the closing of this Offering. Any reallocation of the estimated use of proceeds shall be undertaken at the Managers’ sole reasonable discretion in accordance with the perceived best interests of the Company.

Opening Night Enterprises – Offering Circular	24

DESCRIPTION OF BUSINESS
Purpose:

The Company is a new business venture that seeks to combine two entertainment industry business formats, namely unscripted/reality television and live musical theater (together, the “entertainment program”), for the purpose of enhancing the market awareness, audience and revenue potential of the latter, while retaining for the Company the greatest possible direct and ancillary revenue stream upsides from each medium.  In effect, the Company seeks to exploit a version of the X-Factor model of artist/brand building and awareness that has been so successful for Sony and Simon Cowell’s Syco Entertainment label.  The Company’s proposed business venture(s) would create a nationally broadcasted competition reality television series, which would pit up to six musical productions against one another in a competition to determine which of the six the professional industry judges felt had the greatest potential to be a future Broadway sensation.  All of the Musicals would be owned and controlled by the Company and the production of each would be paid for by the Company.  Depending on the availability of Company funds, interest of third party theaters, and the Managers’ determinations of potential for immediate commercial success, the Musicals would then (following conclusion of the Series) be produced for a regional or other U.S. theater, with the goal being to get one or more of the Musicals presented on Broadway and others Off-Broadway or otherwise in order to maximize potential revenues from the exhibitions.

The Series would derive its own episodic licensing and other fees, which would flow to the Company, but one of the primary objectives of the Series will be to invest the Series’ audience in one or more of the productions and producing teams.  One of the most expensive and valuable elements associated with any entertainment property is marketing and promotion of the property.  A single studio film may spend upwards of U.S. $200 million+ in advertising to promote a potential tentpole film to worldwide audiences.  While live stage musicals do not spend nearly as much in marketing due to the locally restricted nature of the productions and the much more finite potential box office grosses, the methods and costs of marketing are effectively the same across media (e.g. printing, billboard prices and TV ad spots cost the same amount irrespective of the type of media that’s being advertised).  Having a national television program that introduces audiences to various forthcoming live theatrical productions would serve as possibly the most valuable marketing tool ever created for a live stage production.

The Company will seek to derive revenues from both exploitation of the Series as well as from exploitation of the Musicals themselves and all ancillary rights associated therewith and deriving therefrom.  The Company further believes that the typical live stage box offices grosses will have the opportunity to far exceed typical Broadway box office grosses as the masses of tourists who regularly visit New York City and attend Broadway shows each year is excessive and is growing annually alongside ticket prices for those shows.  International market awareness is anticipated to lead to foreign licenses of the Musicals, which will further enhance the Company’s expected returns.

The Series will highlight for millions of viewers the competitive, challenging and dramatic creative process of the teams composing, writing, and mounting the Musicals.  The 13-week, reality competition Series is designed to portray in an entertaining and dramatic manner the struggle of creating an artistically and financially successful musical.

To protect the value and allure of each Musical, and to protect the value of said Musicals’ exploitation, no Musical will be seen in its entirety during the Series.  Guided by highly experienced stage production mentors, only those Musicals deemed most entertaining will be performed.  The stories of the writers, composers, designers, actors and other creators of the Musicals and their relationships and the conflicts they have and will continue to encounter as they face the challenges of competition and musical development will offer a plethora of additional storylines for audiences to latch onto and the Company believes they will also strengthen the bonds between the audiences and the Musicals.

No Prior Performance by Management Operating an Entertainment Program:

The Managers have not operated an entertainment program in the past and have no historical operating results. Accordingly, there is no basis of another entertainment program for investors to compare this entertainment program to, nor is there historical liquidity information to rely upon.

Opening Night Enterprises – Offering Circular	25

SUBSEQUENT PRODUCTIONS

Additional Companies:

After a Musical has been presented on a regional, Off-Broadway, Broadway or other U.S. stage, once the initial run for that Musical ends, if the Managers believe that a given Musical has sufficient potential to be produced again, one or more times, either as a tour or a sit down production (each, a “Subsequent Production”), the Managers may, in their sole discretion, form one or more additional limited liability company(s) or similar entity(s) (each, a “Subsequent Company”) to act as single purpose vehicles for the purpose of producing any Subsequent Production(s).  To effectuate this, the Managers, on behalf of the Company, shall license to such Subsequent Company(s) those rights necessary to allow the Subsequent Company to present and otherwise exploit the Musical.  The Managers also may, on behalf of the Company, license rights held by the Company to third party companies the principals of which may not include any Manager of the Company (each a “Licensee Company”) – this scenario would likely inherit where the Company failed to raise, or secure from that Musical’s initial run, the necessary funds to finance production of the Musical.  In addition and in no way meant to limit the above, any Subsequent Company or Licensee Company shall pay to the Company customary and reasonable royalties, license fees and/or other compensation as consideration of the Subsequent Company’s or Licensee Company’s exploitation of rights in and to the Musical licensed to such Subsequent Company or Licensee Company by the Company.

If a Subsequent Company is created for one or more of the Musicals, then the Company shall receive the majority or all of the gross proceeds flowing thereto to the extent that the Company’s funds were used to finance the production of any Musicals therefrom.  If such a Subsequent Company is formed, it shall likely be for purposes of insulating the Company from any potential liability flowing from the production or exploitation of those Musicals.

It should be noted that a prerequisite of the foregoing plan of operations is that the Company maintain controlling ownership of each of the Musicals and their underlying rights and that the Series’ primary distributor(s) not restrict the Musicals’ underlying rights-holders from fully exploiting the Musicals and their underlying rights immediately following the Series’ initial broadcast.  The Managers believe that they will not encounter any issues in having the Company retain a controlling interest in each of the Musicals and their underlying rights so long as the Company fully finances production of the Series, as contemplated herein.  By financing the Series’ production, the Company will greatly mitigate the potential risk of loss to the Series’ distributor which would otherwise need to be offset by the potential upside from exploitation of the Musicals’ underlying rights.

Opening Night Enterprises – Offering Circular	26

Subsidiary Participation:

It is anticipated that the Company, as the presenter of each Musical production, shall be entitled to a participation, expressed as a percentage of gross receipts of each of the Musicals’ authors’ (the “Authors”) future gross income from each Musical (with deductions for payments off the top to agents) derived from exploitations of the Musical licensed by the Authors to third parties (such third parties not to include the Company, the Managers or any Subsequent or Licensee Company).  The participation of the Company shall depend on the number of performances of a given Musical that were presented by the Company. Any amounts inuring to the Company as a result of such subsidiary participation shall constitute part of Company Gross Receipts (as defined below in SECURITIES BEING OFFERED at Distributions), and shall be distributed according to the terms described herein (see, SECURITIES BEING OFFERED at Distributions, below).

Co-Productions:

The Managers shall also have the right to fix the terms of any co-production or licensing agreement with third parties, and amounts inuring to the Company therefrom shall be distributed according to the terms set forth herein (see, SECURITIES BEING OFFERED at Distributions, below).

Television Series and Theatrical Industry:

The entertainment industry in general and the television and live stage performance industries in particular, are extremely competitive in nature.  Depending largely on the point in time that a Series distributor comes aboard the project, the Company may need to be paired with a television production company partner with an output deal and experience in making similar types of unscripted competition television shows for one or more of the networks, SVOD or other distributors that the Company intends to pitch the Series to, or else, the Company may be forced by the network to take-on a showrunner partner who will spearhead production of the Series.  For every television series that sells, there are tens of thousands of pitches that get turned down each season.  Of the shows that are initially picked up by one network or another each season (i.e. that “sell” to a network), less than half of them ever make it to the screen and of those, unless a non-linear format distributor such as Netflix picks it up, the network often still decides to cancel the show after producing and airing only the pilot or a handful of episodes.  While production is different for theater, productions are still routinely off of Broadway before they have had a chance to find their audience or turn a profit, because of the contractual nature of their deals with the theaters and the fact that they cannot afford to burn through capital if no one is showing up to the performances.  There are a very limited number of theaters available at any given time on Broadway and competition for them is almost as fierce as it is for the limited number of desirable television network timeslots available at any given time on TV.  If either the Company’s proposed television Series or the Musical(s) fail to secure desirable distribution/exhibition space, respectively, then the projected success and profits of the Company may be in jeopardy.

The Company seeks to greatly mitigate the risks of the Series not making it on air and/or one or more of the Musical(s) not making it to the stage, by financing production of each component in-house.  By removing this massive cost (i.e. risk) from the Series’ distributor, the Company ensures that any presentation of the Series by a distributor is guaranteed pure profit for that distributor, the only question remaining for the distributor is the level of upside, which will be determined by the success of the Series and the size of its audience.

The Managers shall attempt to negotiate with the Series’ distributor(s) to pay the Company certain Series licensing fees and/or creator fees.  The former fees are atypical for unscripted series’ that premier on U.S. television networks, however, they may be possible in this instance because of the fact that Company will be paying for the production of the Series itself, which is also atypical for most network and other large television series’, and such fees would be justifiable as helping Company offset some of the risk it will inherently assume as the sole financier of the Series’ production.

Opening Night Enterprises – Offering Circular	27

The commercial theater business in the United States is generally separated into two categories, New York and outside New York. New York is the central and principal venue for commercial theater in the United States with a significant resident population of theatergoers and a tourist population that attends the commercial theater regularly.  The Company anticipates, due to the notoriety of each of the three Musicals deriving from the Series, that a Broadway production will occur for at least one, if not eventually a majority of the Musicals.  But it is important to note that for the Company’s business model, the litmus test for financial success of the endeavor will not be not predicated on a production occurring on a Broadway stage.  In fact, the overhead and, especially, the marketing, advertising and publicity costs are significantly less in theaters outside New York, making for the potential of a greater financial return, assuming that the number of people attending and ticket prices are the same, which may or may not be the case depending on where each Musical plays outside of Broadway.  Broadway, or the commercial theatrical industry in New York City, however, does provide for the greater likelihood of (a) open-ended runs and (b) premium (higher) ticket pricing.

As part of the Company’s business model, the Managers shall obtain the right to present the play live on any stage from the author or authors of the Musicals.  Such options shall be exclusive with respect to professional productions (with a stock and amateur holdback) in the United States, the British Isles, Australia, New Zealand and Canada, as well as certain other international territories. It is typical for the producer to pay the writer or writers a non-recoupable advance against a royalty to be paid to the writer or writers from the gross weekly box office receipts derived from the producer’s presentation or presentations of the play or musical. The royalty paid to the author or authors of a play is typically 4.5% of the gross weekly box office receipts. Occasionally, a play or musical is based on another work or on the life of a person. On these occasions, the producer would be required to obtain such rights to the other work or from the person who is the subject matter of the work. Typically, the holders of such rights would also be entitled to a royalty based on the gross weekly box office receipts; such amount is usually between 1% and 2%.  Gross weekly box office receipts are usually defined as the receipts received from the sale of tickets for the show minus credit card costs, applicable amusement or sales tickets and certain pension and welfare union payments (for Broadway only) that do not usually amount to over 10%.  On many occasions, the producers are able to negotiate the option to pay authors a share of weekly operating profits (if any) as opposed to a gross participation and the Managers will employ every best effort to do so and expect to do so.

When a producer is presenting a new play or musical or is presenting a play or musical that has not been previously presented in the United States, the producer will usually be entitled to vest a percentage of revenues earned by the author or authors in the future from the exploitation of the play or musical, including revenues from a film or television adaptation of the play or musical and future stage presentations of the work. This revenue participation is called subsidiary rights participation and the percentage is vested by the producer based upon the number of performances of the play or musical that is presented by him or her. The top subsidiary rights participation that can be earned by the producer is typically from 40% to 50%.

The theatrical producer with an option on a play or musical will usually form a legal entity in which to raise funds to produce the play or musical and to produce the play or musical. The producer will also begin the process of preparing the necessary offering papers to legally raise money from the public, usually as an exempt offering under federal and state securities laws. The customary entity employed in the theatrical industry is a limited liability company. The producer will assign to such entity the rights he or she obtained by virtue of the option agreement with the writer or writers of the play or musical.  Very often the producer will team with other producers to partner with him or her in presenting the play or musical and/or in raising the necessary financing.   Because with this offering the funding is being raised up-front for the television production and the production of all three Musicals that are featured in the Series, the Managers expect to save money, to the benefit of the Members, as a result of not having to engage professionals to effectuate offerings to capitalize three disparate live stage companies, or to give away substantial portions of the profits to (a) partners, (b) fund raisers and (c) other parties assisting in the capitalization.  Moreover, since three musicals are expected to be produced, the gains from one or two may offset losses from another.

The producers of the Musical will assemble the business and creative elements and personnel for the presentation of thereof. On the business side, the producers will retain a theatrical attorney, a general manager, a company manager, a theatrical press agent, a marketing specialist, an advertising firm, a production supervisor and other related personnel. On the creative side, the producers will retain a director, a cast and chorus, a choreographer, designers for the set, costumes, lighting, sound, a stage manager, a musical director, a conductor, a casting director and other related personnel. The compensation paid to the above-mentioned personnel is often paid in accordance with applicable collective bargaining organization rules. Many are entitled to royalties or otherwise increase weekly expenses, including the producers. In addition to the above, the producers must license a theater or, if producing a tour, must license a number of theaters in each city that it is planning to tour the show. Theater licenses often provide that the production pay a fixed rent, plus the expenses associated with the running of the theater facility (such as ushers, climate control, utilities and equipment) and a royalty based on a percentage of gross weekly box office receipts.

Opening Night Enterprises – Offering Circular	28

Developmental theaters that provided development towards the production of one or more musicals may be entitled to a royalty from subsequent productions on Broadway and/or in other commercial settings.

The show will usually require significant rehearsals prior to public performances of the Musical. Rehearsals can typically be from four to fourteen weeks. Prior to a show opening on Broadway or Off-Broadway, it will run a number of preview performances before paying audience members. These preview performances will allow the producers and the creative personnel the chance to see how certain material is received by the audience and to make changes, if necessary, prior to the opening of the show. Just prior or after a play or musical opens, the critics for newspapers, television, magazines and other media will see the play or musical and write their reviews. Usually, the first reviews for the play or musical appear in public on opening night or the morning after.

Typically, in normal times, a medium to large theater can gross between $250,000 and $2,000,000 per week. It is unknown at present whether these standard takes will be affected by the resulting shutdown and subsequent reopening of the theaters due to the COVID-19 pandemic theater closings and the inevitable socially-distanced reopening policies that will go into effect when the theaters reopen. However, based on the recent historical trends in Broadway ticket prices and popularity, it is entirely possible that the lower attendance numbers that may result from decreased available seats at the shows, will not affect the bottom-line for the venues, as it will likely be eaten-up by an offsetting increase in ticket prices that the theater-going public seems more than happy to absorb. The point at which a given show breaks even depends upon a great many factors. On average, producers of a play or musical will attempt to keep the break-even point for a production at no more than 60% of the theater’s potential gross.  As noted above, many of a show’s personnel (including the producers) are paid a percentage of a show’s gross weekly box office receipts, weekly fee or share of weekly operating profits. As such, the amount of such compensation will vary from week to week depending upon the number of tickets sold.

Typically, as a live stage show makes operating profits, 100% of such profits are paid to investors of the show until the investors are paid back in full. Thereafter, the investors and producers each are entitled to 50% of the adjusted net profits from the show.   In this case, however, the three to six Musicals may ultimately be cross-collateralized for the benefit of the Company’s Investor Members.  Namely, even after the recoupment of a given production, all net cash flow shall inure to the Investor Members on a pro-rata basis until their respective investments (which are being used for a package consisting of one television show and three to six stage productions) are recouped in their entirety (as defined in SECURITIES BEING OFFERED at ‘Distributions’, below).  In such a manner the gains from one Musical will offset the losses of another; only following the recoupment by the Investors of all monies invested hereunder will the Managers participate in Company Net Profits (as defined in SECURITIES BEING OFFERED at ‘Distributions’, below).

Additional Information About the Company and its Business:

The Company does not currently employ anyone, nor has it employed anyone to date.  The Company has never filed for bankruptcy, is not in receivership nor embroiled in any similar or other types of legal proceedings, nor are any such proceedings reasonably foreseeable at this time.  At present, the Company has little to no realized assets, debts or obligations.

DESCRIPTION OF PROPERTY

As of the date of this Offering, the Company is a new business and has no assets.  The Company is not presently entered into any contracts and maintains no physical or other tangible assets to speak of, including real estate and leases.

Opening Night Enterprises – Offering Circular	29

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

TO THE EXTENT THAT THIS SECTION CONTAINS ANY REFERENCES AND/OR COMPARISONS TO ANY PREVIOUSLY RELEASED TELEVISION PROGRAMS. MUSICALS OR OTHER STAGE PRODUCTIONS AND/OR THEIR PERFORMANCES, SAID COMPARISONS HAVE BEEN PROVIDED STRICTLY FOR PURPOSES OF ILLUSTRATION AND COMPARISON AND SHOULD NOT BE RELIED ON BY THE READERS AS GUARANTEES OF RESULTS FOR EITHER THE SERIES OR ANY OF THE MUSICALS.  ANY PREDICTIONS OR ASSUMPTIONS MADE OR IMPLIED BELOW AND ANY COMPARISONS DRAWN BETWEEN THE SERIES AND/OR ANY MUSICAL AND ANY OTHER TELEVISION PROGRAM, MUSICAL, THEATRICAL PRODUCTION OR SCENARIO SURROUNDING EITHER OF THEM, ARE MERELY PREDICTIONS AND MAY ENGENDER BIASES IN FAVOR OF THE SERIES OR MUSICALS’ PERFORMANCES WHICH ULTIMATELY PROVE TO BE UNDULY OPTIMISTIC AND/OR INCAPABLE OF SUCCESS AS PREDICTED OR DESCRIBED.  NEITHER THE COMPANY OR THE MANAGERS ARE AFFILIATED IN ANY WAY WITH THE PUBLISHERS OF ANY OF THE INFORMATION REGARDING THE TELEVISION OR THEATER INDUSTRIES AS MAY BE REPORTED HEREIN.

As of the date of this Offering, the Company is a new business, which though established over two years ago, has been in operation for less than one year, has no physical assets or debts other than those mentioned hereinabove at DESCRIPTION OF PROPERTY, and any debts incurred as described in above in USE OF PROCEEDS TO ISSUER at ‘Potential Use of Proceeds to Discharge Company Debts’.  Whether or not the Company will have any business or whether the Company will be able to make any profits as anticipated herein, will depend initially on the ability of the Company to either self-finance production of the Series and then place the Series with a viable U.S. distributor, or alternatively, the ability of the Company to sell the Series to a viable U.S. distributor or co-finance the Series with said distributor.  Thereafter, once the Series is placed with a viable U.S. distributor, the success of the Company’s proposed business operations will hinge on the willingness of that distributor to give the Series a prime time or other desirable time slot (unless the distributor is an SVOD service) such that the Series will be easily accessible to its core potential demographics, which will include families among others who tend to watch television during prime time hours.  Regardless of the Series’ time slot, the success of the Company’s proposed business operations will depend largely on the willingness of the Series’ U.S. distributor to expend money and use its reserved bumpers and ad slots to promote the Series to the public.

Following exhibition of the Series, the Company’s success or failure will be contingent upon the locations, sizes and natures of the theaters that the Musicals ultimately begin exhibiting in and the strength of the Musicals’ casts and directors and the reception of the Musicals by major critics and audiences who will be needed to spread word of mouth.  If the Musicals ultimately play in Broadway theaters, which are able to draw on a massive revolving door of tourists to New York City and local theater enthusiasts all capable of paying premium prices for top shows, then the Company will benefit from the premium prices for tickets and the constant turnover of new audiences, which should allow the shows to continue playing to new audiences for an extended period of time.  If, however, one or more of the Musicals fails to draw audiences in their initial regional theater locations and therefore never progress to Broadway, Off-Broadway or the like and therefore are unable to avail themselves of the benefits of high turnover of potential theatergoers, then it could have a detrimental impact on the duration of a given Musical’s life, as well as on the value of the tickets sold.  Without limiting the foregoing, it should be noted that the Company believes that the Musicals can still enjoy great financial and critical success if they ultimately only play in top-flight regional theaters.  Various regional theaters throughout the U.S. are located in major metropolitan cities, such as Chicago, Boston, San Francisco, Washington D.C., etc. and therefore experience high levels of tourist traffic and fervent communities of arts supporters interested in new theater shows and capable of paying premium ticket prices.

Additional factors that may ultimately impact the long-term returns of the Company include initial box office success of the Musicals, and the impact of that success on foreign market licenses for one or more of the Musicals.  One way that well-regarded live stage productions enhance their lifetime earnings is through licenses of the show to foreign territorial productions.  The Company believes that the existence of such opportunities will be greatly enhanced by the promotional benefits to the Musicals provided inherent in their being a part of the Series.  If this popularity translates into big initial box office draws for one or more of the Musicals, then the likelihood of those shows licensing their rights to foreign territories will be greatly improved.

Finally, the Company’s success is also potentially contingent on any ancillary licenses and exploitations of the Musicals which could eventuate in other media formats, such as motion pictures, television, literature and the like. Upon achieving a “purchase” under the option agreement that Company maintains with each of its underlying Musicals, the Company shall also have the right to exploit the each Musical and their underlying rights in ancillary media formats which are outlined in the attached redacted copies of the executed option agreements with the creators and owners of the underlying Musicals (see, Exhibits 6A, 6B, 6C and 6D). So, irrespective of a given Musical’s success on the live stage, the Company may very well be able to derive value and even potentially achieve great profits from the exploitation of the Musical or portions of their underlying rights in other media formats. In summary, the exhibits illustrate that, upon effecting a purchase of the corresponding production’s rights, Company will secure options to exploit each Musical’s underlying rights in motion picture, television and other media formats for various pre-agreed follow-on fees, royalty and other contingent payments designed to enable the Company to quickly close deals to exploit the underlying rights of each Musical without having to haggle over purchase prices and other key deal terms. For each of the four Musicals, there are two primary rights agreements that convey the necessary underlying copyright and other rights that enable the Company to both exploit the Series and subsequently reserve options to exploit the underlying rights in and to each Musical in various other forms of media. The two agreements, which are memorialized as Exhibits to this Form 1-A as one combined document for each Musical, consist of an agreement that addresses solely the terms of exploitation of the Musicals on and for the live stage, which is entitled “Stage Production Rights Agreement(s)”, and the other agreement, which both secures the rights to make the Series featuring each Musical and then also to reserve rights to exploit the Musical’s underlying copyrights in various other media formats, including but not limited to motion picture and scripted television, is entitled “Musical Option and Purchase Agreement(s)”) (see, Exhibits 6A, 6B, 6C and 6D).

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Material terms of the audiovisual rights agreements (i.e., the “Musical Option and Purchase Agreement(s)”) (see, Exhibits 6A, 6B, 6C and 6D) include the duration and terms of the option(s) in and to the underlying rights of each Musical, which consist of an initial option of 18 months from the date of each such agreement’s execution, then an additional twenty four (24) month extension from the end of the original 18 month option period, if, at any time during the initial 18 month option period, the series receives financing or is set-up with a series distributor. Next, if the series goes into production at any time in the initial 45 month period, the series goes into production, then it will have an additional thirty six month period of time beginning from the end of the preceding 45 month period during which to either complete production and exhibit an initial U.S. commercial release of the series or else lose its rights. The U.S. commercial premier of the series constitutes the initial purchase of the underlying rights and options prices for exploitation of the underlying rights in the other media formats.

The only rights reserved by the authors of the musicals are those to produce live stage versions of the play. However, the live stage rights are also reserved (upon activation of a purchase by commercial exhibition of the series in the U.S. during the term) to the Company in accordance with the terms and provisions of the “Stage Production Rights Agreement(s)” (see, Exhibits 6A, 6B, 6C and 6D). The Stage Production Rights Agreements set forth a separate option term, beginning from the initial U.S. commercial broadcast of the final episode of the season of the series in which the Musical is featured and lasting twenty four months thereafter, during which the Company are exclusively able to negotiate with the underlying rights holders of the Musicals to produce the Musicals for the live stage. Additionally, the Company will have five (5) successive 1 year options which it might purchase thereafter by which Company can extend its exclusive rights to produce the Musicals for the live stage, the values of each such option payment by the Company shall be recoupable against any future backend payments to the Musical producers from exploitation of the live stage shows themselves. The core deal terms of any eventual stage production agreements for each of the Musicals are pre-negotiated in the Stage Production Rights Agreements in order to facilitate closing of any eventual deals between Company and the underlying rights holders of the Musicals, thereby ensuring that the Company can move the productions to the live stage as quickly as possible. These deal terms have been negotiated within the general terms and conditions and rates of the Dramatist Guild’s Approved Production Contract for Musicals.

Plan of Operations:

This Management's Discussion and Analysis should be read in conjunction with the Company’s financial condition in conjunction with the Company’s unaudited Condensed Consolidated Financial Statements and notes thereto found in F/S section of this Circular.

As we have yet to begin the fundraising portion of our project, the liquidity and capital resources are limited to monies submitted, as needed for legal and financial obligations, to the Company account by its Managers. We anticipate sources of funding to begin in Q1 or Q2 of 2021, once investors are made aware of this investment opportunity.

Following the initial raise of funds, the Company plans on using approximately One Million Two Hundred and Forty Five Thousand Dollars U.S. ($1,245,000) of the Offering proceeds to create the Series’ pilot episode, which it will then use to start soliciting interest from U.S. television networks and other potential distributors and sponsorship partners of the Series.  It should be noted that the $1,245,000 figure cited in the foregoing sentence reflects the Company’s estimated average cost per-episode of producing the Series (see, USE OF PROCEEDS TO ISSUER at ‘TV Production Budget Worksheet’) and therefore may in-fact be lower than the actual cost of producing the pilot.  This is because the production of pilot episodes typically entails creation of certain sets, stages, costumes and other series production overhead items that are then used throughout the life of the television series.

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While the Series’ pilot episode is being completed (i.e. in post production), the Company will draw on an additional sum, estimated at Eight Hundred and Fifteen Thousand Dollars U.S. ($815,000), for the purpose of putting on a private roadshow to raise the necessary balance of the Series’ production funds from private investors in various cities throughout the U.S.  The Company’s Manager, Regina Dowling, along with a yet-to-be-determined theater industry celebrity leader will take several troupes of performers and the writers of the Musicals on the road to eight major U.S. cities to perform portions of the Musicals in front of live audiences of prospective Investors for the purpose of enticing them to purchase equity Interests in the Company under this Offering.  In light of COVID-19 related social-distancing mandates and present public apprehension of large public gatherings and given the Company’s plans to appeal to a wide number of potential investors interested in owning a small piece of the Company, it is likely that the proposed investor roadshow will be made virtual, which has been the trend in recent months as major companies targeting their IPOs have moved their roadshows online. The Company’s proposed investor roadshow has always been about showing the public what the producers could do by creating a literal “show” to entertain the public.

While there is some reservation about whether this product will be as effective and alluring when viewed online as opposed to in person, the reality has always been that the masses would have had to engage with the roadshow performance in an online or other virtual capacity anyway as there would never have been enough seats to let people get up close and personal with such a live performance. On the positive side, the transition of the roadshow from live to virtual will mean massive savings in the cost of the roadshow itself, as the main expense of the roadshow was going to be traveling the performers from city to city and putting them up in hotels, whereas now, in a virtual setting, the performance can be done once or twice in a controlled setting that is local to most or all of the roadshow performers. It is projected that the roadshow becoming virtual could save the Company as much as U.S. $600,000 in projected roadshow costs, which will leave the Company with the ability to move into Series development sooner and with greater runway for production of the Series’ pilot as well as more capital to plow into a more highly diversified social media and online awareness campaign.

Additionally, during this same roadshow period, the Company will also begin looking into establishing an online and social media presence for the purpose of soliciting potential Investors from beyond the bounds of the more narrowly focused roadshow.  The Company will invest in the creation and maintenance of one or more websites and/or social media accounts and may also look to engage a social media-fundraising consultant to aid in planning its online and social media awareness and fundraising campaigns, which the Company is considering combining with recordings of the live performance featured in the virtual roadshow.

After production of the Series’ pilot is complete, production of the remaining 12 episodes of the Series will occur subject to the influx of additional Offering proceeds deriving from the roadshow and from the Company’s other investor solicitation efforts.  Investors should note that while the Company presently anticipates financing the entirety of the Series itself, in the event that a U.S. network or other major television series distributor wishes to co-finance part of the Series, then Company will consider entering into a co-production arrangement with that party.

The Company anticipates that the initial fundraising, production of the Series’ pilot and subsequent investor roadshow will take approximately three months to complete, though actual timing is contingent on various factors, including the timing of the eventual receipt of initial Offering proceeds by the Company and the ability to use those funds immediately as per the terms of any given Investor’s subscription agreement.  Thereafter, the timetable for producing the remaining 12 episodes of the Series will be entirely contingent upon the availability of production funds.  If all of the necessary production funds were immediately available, then the Company estimates that the production of the entire first season of the Series would take approximately nine months to complete from pre-production, troupe rehearsals through principal photography and post production.  Throughout this period of time during which the Company will be raising funds, producing its pilot and season 1 episodes and soliciting investments, the Company will also be simultaneously soliciting distribution and potentially also sponsorship opportunities for the Series.

Following production of season 1 of the Series, the Company will know which of the proposed four Musicals ultimately won the Series’ competition and the Managers will have had a chance to see each of the four Musicals develop and know which of the four appear to have the best chance of playing to wide audiences in different regional theaters throughout the U.S.  The Company will use the information and the insights gained from and during the Series’ production to determine which regional theaters it will approach to place each of the four Musicals.  The number of Musicals that the Company will ultimately be able to produce will depend on the amount of investments raised hereunder.  The Company estimates that it may need between U.S. $20 Million and U.S. $30 Million to produce all four Musicals for 12 weeks each (96 runs).  How much the Company ultimately raises, will determine how many of the Musicals it in fact produces.

In the opinion of the Company, the target ($50 Million) raise of this offering will satisfy the stated purposes and needs of the Company, which is, as stated above and elsewhere herein, to finance development and production of one, thirteen episode, season of the Series, a promotional U.S. roadshow for the Series, Musicals and offering, and to further finance development and production of all four Musicals for initial twelve week (96 show) runs.

Opening Night Enterprises – Offering Circular	32

As of the date of this writing, the Company has successfully entered into option agreements with four Musicals. Presently, the Managers anticipate moving forward with a four Musical competition series, though they would consider adding one to two additional Musicals if they were strong enough and engendered the types of diversity of content that the Managers deem of necessary value to the potential experience of the Series as a whole. These agreements with the Musical’s owners and the collective rights those agreements provide to the Company constitute the Company’s initial assets and enable Company’s operations as described in this Offering Circular. With these rights, Company will next begin building-out its initial social media platforms to generate preliminary market awareness and ultimately begin to draw in potential investors pending re-qualification of this offering.

The proceeds from the offering will satisfy our cash requirements and we anticipate to begin raising funds within the next six months (pending re-qualification of this Offering) to implement the plan of operations.

As with most of the world’s businesses, the Company’s operations will likely be affected by the advent of the late 2019 – 2020(21) coronavirus outbreak and pandemic known as “COVID-19.” Unlike most companies across most industries, which have experienced predominantly negative COVID-19 pandemic effects, the Company believes that, upon securing its initial operating financing in early 2021, it will be able to benefit from certain effects of the pandemic on other areas of the entertainment industry, including the pandemic’s impact on the live theater industry.

Broadway is officially shut down until at least May 30, 2021 and there is no known date to reopen the country’s major live stage performance theaters. This shutdown creates a massive void in the theater-going community. People who love live stage productions and the world of theater will have almost nowhere to go to engage with that form of entertainment. Even when the major theaters in New York City and elsewhere throughout the country reopen, because of the nature of live theater performances, it is not as though things will be ready to get underway immediately. There will be a lag built-in between the time the theaters are announced to reopen and the time that Broadway-level performances are actually able to open their curtains to the public, this is due to the fact that live performances, unlike filmed entertainment, require months of rehearsals and learning before they are ready to be presented to audiences. Additionally, unlike professional sports teams, which have teams that fans can go see in nearby cities and states throughout the country, in order to see the very best of theater, one must travel to one of the handful of theatrical epicenters around the world, most typically New York City or London. Where the pandemic has created panic around the idea of air-travel, and major cities including New York City have been vilified as ground-zero for the COVID-19 virus’ spread across the United States, it is unlikely that people will be traveling in droves to see Broadway shows anytime in the near future, even after the theaters are reopened.

With the industry’s best stage performers out of work for months or more on end, the Series could potentially secure some of the best live theater performers in the world for bargain prices to perform in the Series, thus greatly enhancing the Series’ prestige, while simultaneously increasing its quality.

As a result of the aforementioned circumstances in the live theater arena over the coming twelve to twenty four months, the Series and the Company hope to capitalize on the desire of the public to engage with the world of live theater by presenting both the on-stage and behind-the-scenes/making-of aspects of the theater world while also using a staff of performers that is among the best in the world. There will undoubtedly be issues to navigate in the post-pandemic television production world, as many states have developed their own set of complicated and often costly COVID-19 production safety guidelines. However, we are already seeing motion picture and television production pick-up across the country and across the world as producers are finding cost-effective ways to create their programming. Production insurance is another question mark at the moment, though, even without a government-assisted underwritten cure-all, productions have been moving forward signing new standard coverage waivers related to coronavirus-related shutdowns and furloughs. In the insurance arena, unscripted series’ like Company’s Series should have a leg-up on their narrative competition, as it is less costly and problematic to get unscripted series participants to present themselves on-set and there is more opportunity to shoot in an organic manner with smaller units.

In summary, although the pandemic and post-pandemic-era will present challenges for the Company, as it will for almost all businesses, there will also be opportunities for the Company to capitalize on that were not there before.

Opening Night Enterprises – Offering Circular	33

Post-Season 1 Outlook:

Subsequent seasons of the Series and their accompanying musicals would be financed separately, through an analogous subsequently formed company, which would own and manage the rights and assets in and to the series for that season and for that season’s musicals in perpetuity.  The Company and its Investors would still continue to receive incomes from exploitation of the Musicals and their rights in perpetuity, those would simply be separate from any such future musicals spawned by future seasons of the Series.  The Company believes that its ongoing business (i.e. the ownership and continued exploitation of the Musicals) would ultimately become self-sustaining, and therefore would not require any future investments to finance operations.  However, to the extent that one or more of the Musicals ultimately proved unprofitable, performances of that/those Musical(s) could simply be halted and the profitable Musicals could go on exploiting their rights.

In addition to incomes received from the Company (i.e. from season 1 of the Series and from exploitation of the season 1 Musicals), the Investor Members would also retain contingent investment opportunities and interests in future seasons of the Series and in the exploitation of their accompanying Musicals (see discussion in, SECURITIES BEING OFFERED at ‘Rights of First Refusal/Anti-Dilution Rights’, below)

General Industry Trends:

Prior to the advent of the COVID-19 coronavirus pandemic, which hit New York City hardest and earliest among all major U.S. cities and which abruptly prompted a shutdown of all Broadway shows on March 12, 2020, and which, as of the date of this writing, is set to remain closed until at least May 30, 2021, the Broadway box office had been trending up for decades, in terms of not only grosses, but also in terms of attendance, with the past 3 seasons in particular breaking and remaining above the 13 Million people per year mark for the first time (see, statistics from The Broadway League, at https://www.broadwayleague.com/research/statistics-broadway-nyc/, last visited Sept. 15, 2017).  Prior to the shutdown, the shows on Broadway had been getting bigger, driving even larger box office grosses from quarter to quarter.  If this trend remained reversed, whether from pandemic-related causes or otherwise, during the period that the Company planned on exhibiting its Musicals, then that could potentially affect the projected revenues of those shows.  Although the Company believes that the effects of the 2019-2020 coronavirus pandemic will have long since subsided and perhaps a cure available for COVID-19 by the time the Musicals would be ready to undertake production of their live stage debuts on Broadway and/or elsewhere, it is still not certain what lingering effects, if any, the pandemic may have on tourism to New York City and/or other locations where the Musicals may ultimately look to premier, thereby potentially affecting long-term attendance and/or ticket prices for the live shows.

With the emergence of live television musical specials and a foray of theatrical releases of classic movie musicals, interest in musicals has never been higher. Despite the foregoing dampening of attendance to live shows on Broadway and elsewhere, the Company believes that enthusiasm for live stage and theatrical performances is higher than ever, with passions stoked, in part, by the long absence of the artform’s availability to the public, creating even greater appeal for the Series. As a result of these trends the financial benefits have unlimited potential for a positive material effect on the operation.

We are creating a new paradigm of how musicals are promoted, funding is raised and popularity is increased. Where creative individuals with an idea and a musical, can share that on the world stage. All while marketing their show to millions through television and other mediums. Additionally, the musical world plays a larger part in the mainstream culture; creating hundreds of new jobs for talented artists, directors, set designers, costume designers, choreographers, lighting and audio directors, technical staff, ticket sellers, etc., all working in tandem for the benefit of these six shows on stage and off; generating interest upon creatives to write musicals for others to enjoy and participate in.

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An unlikely scenario which could impact the planned business operations of the Company would be an immediate decaying of the public’s interest in watching competition-style reality television programming.  However, that does not seem likely given the ongoing success and proliferation of such series’ over the past decade (see, e.g., Comcast Spotlight Report, Trend Insights, ‘Is There Too Much TV, II: Unscripted Series’ Growing Popularity’ (2017), at http://www.comcastspotlight.com/sites/default/files/pdf/documents/Too_much_TV_vol2.pdf, last visited Sept. 15, 2017).

The Company’s business model is focused on two distinct segments of the entertainment industry, namely television and live theater.  However, even more specifically, the Company’s business focuses on unscripted competition programing and musical theater.  Aside from the recent pandemic and its effects on live theater throughout the world, both of these market niches have experienced continued growth in terms of value and viewership over the past several years and the Company’s Managers believe that now is a good time to be entering these marketplaces with a strong and unique product such as that of the Series and its accompanying Musicals.

As a result of the COVID-19 coronavirus pandemic hitting the major commercial centers of the western live theater world, namely New York City and London, in late 2019 through the present, there have been myriad changes, mostly bad, but also some positive, to both the theater industry and to the televised entertainment industry.

The theater industry at large have experienced nothing but negative ramifications as a result of the COVID-19 pandemic. The entire western live theater industry has effectively been shut down for months, with re-opening of the industry still somewhat uncertain the major theatrical centers of New York City and London are on opposite spectrums, with London’s West End theaters having reopened beginning in October of 2020 and New York’s Broadway theaters currently slated to remain closed until at least May 30, 2021. Not only have the theaters themselves been forced to close their doors, robbing the theater owners of all potential revenues, but crowd restrictions and shelter-in-place restrictions have foreclosed any ability for production professionals to rehearse or train together in order to be ready for any eventual re-opening of the theaters. All of the foregoing has obviously been devastating for the theater world. However, it will also have built anticipation and eagerness among theatergoers to see and interact with the theatrical world again.

On the television side of the entertainment industry, the COVID-19 pandemic has created numerous production obstacles, namely the mandated shutdown of all ongoing television productions in the major production centers throughout the world and the inability to properly plan for or undertake new productions or resume those that were shut down. Additionally, the uncertainty about federal and local government rulings, union stipulations have made producers and financiers fearful of being the first to undertake production coming out of the mandated lockdowns, as have the unknown future costs and availability of key industry protection policies such as completion bonds, production, general liability and other such insurance policies. The fact that even within the United States, each State is rolling out its own unique and widely varying set of film and television production protocols in response to the fear of the contraction and spread of coronavirus means that in addition to uncertainty, current and future productions now also face mounting costs from industry unions and state legislatures mandating that the productions pay for a host of new personnel including medically trained persons to take everyone’s temperatures, disinfection and enhanced cleaning protocols, more private trailers and other individualized confinement measures, the requirement to provide and wear masks, gloves and the like while on-set, the inability to have large or even entire production units on-set or working with each other at the same time and many other potential obstacles that will drive-up the overall costs of the productions and create uncertainty surrounding feasibility of production logistics, particularly on larger productions.

Despite the foregoing, the COVID-19 pandemic has certainly not all been bad news for the television industry. The shelter-in-place rules, combined with curfews, restrictions on crowd sizes and the closure of bars, restaurants, movie theaters, sporting and other forms of live entertainment venues, not to mention the massive loss of jobs and income has forced entire populations throughout the world to be at home with their televisions and this has meant record-breaking viewership for televised programing of all types and formats. Not only is television viewership way up, but it is being consumed at such a rapid rate, that people are on the hunt for new things to watch. As a result, there is increased demand for new content, such as the Series.

The Company’s managers believe that because the re-opening and then repopulating of the theaters with ready-to-go productions will take so long and even when it does occur, there will likely be capacity and ticketing restrictions due to social-distancing protocols, forcing ticket-prices to spike from their previous record levels, which will further drive down audience numbers and drive-up demand for theatrical content outside of the theaters. Furthermore, the Company’s managers believe that because so much of the theatrical world is centered around venues and performances in New York City and other major international city hubs, which were hit the hardest by the COVID-19 pandemic, and because people are so reluctant to travel by air as a result of the pandemic, even when the theaters do reopen, the audiences from across the globe may not be there to meet them. All of the foregoing supports the managers’ view that there will be an larger than normal portion of the population coming out of the pandemic that will have an enhanced desire to engage with the type of theatrical entertainment offered by the Series and there will also be increased demand from distributors for fresh television content. These are obviously positives for the Company and for the ability of the Series to find meaningful distribution and reach wider, more engaged theater audiences.

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MANAGERS, EXECUTIVE OFFICERS
AND SIGNIFICANT EMPLOYEES

Name	Position(s)	Age	Term of Office*	Approximate Hours per Week for Part- Time Employees***
Charles Jones II	Manager, CEO, Executive Producer (TV and Musicals)	64		Full-Time
Regina Dowling	Manager, Talent (TV), Executive Producer (TV and Musicals)	49		Full-Time during the initial investor roadshow and during production of any TV Series and Musical in which she is participating as a producer or talent
Senge Creates, Inc. (on behalf of Charles Senge)	Producer (TV), Director (TV)	64	**	Full-Time during any TV Series or Musical that he is directing, otherwise any employment would be sporadic in nature only, as an outside consultant.
* The Managers of the Company have been appointed by the founding Members and shall be confirmed by incoming Members by proxy votes to the extent necessary under the law.  The Managers’ terms are indefinite and subject to termination by a vote of the Managers or otherwise as permitted under the applicable law(s).  The other key employee positions held by the above-named personnel are held at the discretion of the Managers and are only effective with respect to the specific TV Series and/or Musical(s) to which they apply and therefore do not necessarily constitute fill-time employment or control over the Company.
** Charles Senge shall not be a managing member of the Company and his role in connection with the business of the Company shall be limited to his involvement with the first season of the TV Series and possibly the initial run of one of the Musicals and therefore does not necessarily constitute full time employment.  The CEO and/or Managers shall determine the employment parameters of Senge in accordance with industry standards.
*** Managers listed here should be regarded as directors of corporations for purposes of determining frequency of work schedules/duties associated with the position.

Opening Night Enterprises – Offering Circular	36

Charles Jones II: Charles is a television producer producing live shows and other productions via his wholly owned and controlled company, Charles Jones II Enterprises LLC, since 1997.  Charles’ main client throughout the period has been the Walt Disney Company in its live entertainment division.  In 2007 he was the managing producer of the Opening Ceremonies for the Tournament of the Roses Parade seen by millions internationally.  Formerly an entertainment reporter for PBS television, Charles served as a college music professor at Oklahoma City University, where he met the Company’s other Manager on the Opening Night team, namely, Regina Dowling and other industry celebrities.  Charles was a television producer at the NBC station in Oklahoma City during the 1995 Oklahoma City bombing.  During that time, Charles created innovative new television programming, including the only live television program for kids in America, TV Made From Scratch with a 16 year old as the show’s host.  Charles is the creator and will act as the executive producer for the Opening Night Series and he developed the business model for the Opening Night multi-media project.  In addition to being one of the Company’s Managers, Charles also serves as the Company’s CEO.

Regina Dowling:  Regina earned a Bachelor’s degree in musical theater performance from Oklahoma City University and has performed in over 40 Musicals including leading roles in Elton John and Tim Rice’s Aida, She Loves Me, Will Rogers Follies, Carousel, Brownstone, South Pacific, Funny Thing Happened on the Way to the Forum, Into the Woods and Trouble in Tahiti. She has been seen on daytime soaps All My Children and Port Charles. Regina created and hosted two TV pilots Real Glamour with Regina Dowling and Adventures of the Pampered Pooch. A Lifestyle expert and beauty blogger, Regina created and hosted the popular site Glamour24-7.com where her expertise in living a glamorous life through giving back, appealed to a worldwide audience resulting in many loyal followers. Currently, Regina is the Vice President at the world renowned ArtCenter College of Design in Pasadena, CA where she has worked for over 10 years, previously as the Director of Educational Partnerships overseeing collaborations with major corporations and individuals who work on design projects with talented and creative students who attend ArtCenter from many different countries.

Charles Senge: Charles “Chase” Senge is currently the principal of the eponymously named SengeCreates, Inc.  Prior to starting his own company, Chase worked for 20 years as Senior Show Director for the Walt Disney Co., developing new shows and entertainment formats for their properties around the globe. His creative concepts and stage productions have been seen by millions of audience members throughout the United Sates, Asia, Europe and Latin America. In addition to directorial experience, Chase also has an extensive background in staging, choreography, lighting, scenery, costuming, and special effects.  Chase currently operates through SengeCreates, Inc. providing consulting services to help third party companies create original productions for theatrical, touring and televised special events.  Chase’s stage productions have been nominated for Broadway’s TONY Award and the NY Drama Desk Award, plus received the “Diamond Award of Excellence” for the Best Cruise Line Show, and the “Big E” award for Best Show from the international theme park industry (IAAPA). As a consultant, Chase’s theatrical and creative development expertise has been called upon to collaborate on new projects of numerous organizations, as well as to “ show doctor” existing productions. Chase has brought his unique creative approach to such clients as Broadway’s Nederlander Worldwide Entertainment, Universal Studios, Bally’s Casino Las Vegas, Macy’s Thanksgiving Day Parade, the Pasadena Tournament of Roses Parade, as well as Busch Entertainment Corp., Virgin Atlantic, IBM, the Rockefeller Group, and the noted creative think-tank Eureka Ranch.  Chase is the only creative consultant noted in the Guinness Book of World Records.

Opening Night Enterprises – Offering Circular	37

COMPENSATION OF MANAGERS
AND EXECUTIVE OFFICERS

The Company is a new business and has not been in operation prior to this year in any format or under any alternative name.  Accordingly, there is no history of payments received by any of the Company’s Managers or executive officers in any capacity in association with the Company.

Company Management and Series-Related Compensation:

As explained in greater detail in USE OF PROCEEDS TO ISSUER at ‘Potential Payments to Managers from Offering Proceeds’, the only executive officer or Manager that is to receive any compensation in connection with his or her role as an executive officer is Charles Jones II, whose salary as the Company’s CEO shall be contingent upon the Company’s securing a minimum of at least $2 Million in Offering proceeds.  Furthermore, the value of any such salary shall thereafter be determined in accordance with the total available operating capital, the ultimate number of hours worked by Mr. Jones in that capacity and the prevailing industry rates and standards of reasonableness for someone operating a similar company in Mr. Jones’ capacity.

Certain compensation streams available to one or more of the Managers, specifically those which would be deriving from the initial Investor Commitments, are described in INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS at ‘Investor Roadshow Performance Compensation’ and ‘Series-Related Manager Compensation’.  Those consideration streams apply to the tasks that the Managers will be undertaking with respect to the initial operations of the Company, including compensation paid to Manager Regina Dowling for her preparation of and participation in the Investor roadshow and also each of the Managers’ respective contributions as producers and talent for the Series.

Necessary Definitions:

For purposes of interpreting the schedule of Musical distributions set forth in the subsection immediately below, the following terms shall have the following meanings:

GROSS RECEIPTS
“Gross Receipts” shall be deemed to mean all sums derived by and belonging to the Company from any and all sources (but not including Membership Commitments or Loans) including, without limitation, (i) from its stage presentations of each Musical, including the Series, and inclusive of ancillary income such as merchandise and commercial use products, (ii) from the disposition or exploitation of any of its rights in each Musical, including subsidiary rights, tours, films and other derivatives or (iii) from the disposition of its physical assets acquired with funds of the Company, and the return of any bonds or other recoverable items, and (iv) interest, if any, on the aforesaid sums.

LOANS
“Loans” shall mean any loan, promissory note, sponsorship, or other secured financing received by the Company or any subsidiary thereof for the purpose of providing part or all of the necessary capital necessary to undertake one or more Musicals or the Series or otherwise carry out Company’s business operations.

ORIGINAL CAPITAL
“Original Capital” shall mean the actual capital raised by the Company and or any of its subsidiaries, if any are formed, to produce and/or exploit one or more of the Musicals.   Original Capital may include, without limitation, Loans, Commitments and other Company revenue, income and proceeds.

Opening Night Enterprises – Offering Circular	38

OTHER EXPENSES
“Other Expenses” shall be deemed to mean all expenses of whatsoever kind or nature, other than those referred to as Running Expenses (as defined below) or Production Expenses (as defined below), incurred in or in connection with or by reason of the operation of the business of the Company, including, without limitation, commissions paid to agents, monies paid or payable in connection with claims for plagiarism, libel, negligence, and other claims or settlements of a similar or dissimilar nature, and taxes of whatsoever kind or nature (other than income taxes of the individual Members or Managers). There shall be no “Other Expenses” incurred which are not reasonable and directly related to and necessary for the formation of the Company or the operation of the business of the Company.

PRODUCTION EXPENSES
“Production Expenses” shall be deemed to mean the total expenses, charges and disbursements of whatever kind incurred by the Company directly in connection with any production of the television series and musicals selected from the series, to continue beyond the television series, including without limitation, fees, advances and/or other compensation of the writers of the Musicals or their directors, choreographers, designers, orchestrators, casts, general managers, company managers, business managers, theater party representatives, production assistants and production secretaries (none of which parties before referred to need render its services exclusively in connection with each Musical); cost of the sets, costumes, curtains, drapes, properties, furnishings, electrical and sound equipment, rentals, bonds and guarantees, insurance premiums, rehearsal salaries, charges and expenses, transportation charges, office facilities furnished by the Managers, legal and auditing expenses, advance publicity, theater costs and expenses, preliminary advertising, post-opening advertising, taxes of whatsoever kind or nature other than income taxes of any of the individual Members or Managers; expenses for replacement or substitution of any of the foregoing personnel and items; and any and all other expenses usually included in the term “Production Expenses.” There shall be no “Production Expenses” incurred which are not reasonable or which do not appear as a budgetary item of the final budget for the applicable production of each Musical presented by the Company.

RUNNING EXPENSES
“Running Expenses” shall be deemed to mean all expenses, charges and disbursements of whatsoever kind actually incurred as running expenses of any production of the Musicals presented by the Company or their subsidiaries, including, without limitation, percentage royalties payable to the owners, authors, directors, choreographers and/or to the Managers as a royalty; salaries and other compensation of cast, designers, stage managers, general managers, company managers, business managers, theater party representatives, production associates, production assistants, production secretaries (none of which parties before referred to need render its services exclusively in connection with each Musical), production supervisors and stage hands; theater costs and expenses, theater rentals, transportation charges, office facilities, insurance, legal and auditing expenses, advertising, publicity and promotion expenses (including the right to engage an advertising agency at the usual commission and to contract for additional payments for merchandising, exploitation, sales promotion and publicity), commissions paid to theater party agents, brokers, telephone sales and credit card  companies, Ticketmaster and similar types of organizations, rentals of equipment, lighting, props and other articles from parties (including the Managers or Members of each Company subsidiary or the Company), miscellaneous supplies, taxes of whatsoever kind or nature, other than income taxes of the individual Members or Managers, and any and all other expenses usually included in the term “Running Expenses.” The term “Running Expenses” shall also include any portion of the gross weekly box office receipts or Gross Receipts generated by each Musical payable to any person or firm rendering or furnishing services or materials or granting rights to be used by the Company in or in connection with the production or presentation of each Musical or the exploitation of any of the rights therein.

Musical-Related Compensation of Managers:

The Managers, likely in conjunction with other third parties, are going to be the producers of each Musical. For the Production and for services rendered in the development of each Musical, the Managers, in the aggregate, will be entitled to receive, for their own account and not shared with the Members, the following producer compensation for their producing services on each Musical: An executive producer fee of $50,000 (per Musical production, to be shared by all such producers of a given Musical), a producer’s management royalty of up to three (3%) percent of GWBOR (or weekly operating profits equivalent), collectively, and a weekly producer’s office fee of not more than $1,500, collectively, for any given week (regardless of how many shows are currently playing) but they may be prorated down if less than 8 shows are performed in a given week, to be shared among all of a Musical’s producers including any Managers who are producers.  For the avoidance of doubt, the 3% GWBOR producer’s management royalty shall be shared by all producers of a given Musical and 1 of those 3 points are typically reserved for large investors and/or fundraisers of the Musical (i.e. only 2 of the 3 total producer GWBOR points will be paid to/shared by each of a given Musical’s producers including any Managers who are producers).  As is industry custom in the live stage performance industry, the producers of the Musicals (which may include one or more Managers) may receive a producer royalty (which may be a share of gross weekly box office receipts, or per gross weekly box office percentage point royalty pool equivalent) and other customary payments in connection with Subsequent Productions, in accordance with theater industry custom.

As discussed in DESCRIPTION OF BUSINESS at ‘Purpose’ above generally, the primary income stream that the Managers anticipate initially is the combined box office and ancillary income streams flowing from exploitation of each of the Musicals.  However, that does not mean that the Series will necessarily be a loss leader for the Musicals or for the Company.  The Series may well end up generating revenues from ad-sharing deals with its distributors, from licensing deals with foreign distributors and domestic syndicators, from merchandising deals arising from the Series itself and ultimately from the Series’ library value.  However, because the Managers’ primary focus will be on using the Series as a publicity generator for the Musicals, it is appropriate to provide an explanation of the distributions emanating from the exploitation of each Musical and how those will be divided once they flow back to the Company.

Opening Night Enterprises – Offering Circular	39

If and so long as any amounts are payable to the Investor Members pursuant to the schedule and terms set forth immediately below, the Company shall seek to pay such amounts within sixty (60) days after the end of each calendar quarter with respect to any amounts payable for such quarter; provided, that the Company shall seek to make the first such payment on the date twelve (12) weeks following the first paid public performance of each Musical hereunder, if any such amounts are payable at such time; and provided further, that commencing with the first calendar year following the year in which the last performance of each Musical has been presented, the Company shall seek to make such payments within sixty (60) days after the end of such calendar year.  In general, distributions from Gross Receipts actually received by the Company (from all sources) shall be made in accordance with the following order of priority:

1.          First, to the payment of the Running Expenses and Other Expenses.  Running Expenses, as described herein shall include a Musical’s standard gross corridor participations1, which are typically payable to a limited range of key personnel, including the writer(s) of the Musical’s book, the Musical’s director, et. al.  In a gross corridor format, the total weekly gross from a musical that end up being allocable to such participants is in the range of 11.5% - % to 18%.  The producer’s management royalty (as described above) is 3% of the total 11.5% - 18% total gross corridor and, as also explained above, the producer’s share is usually 2 of the 3 percentage points and those 2% are shared among all of the Musical’s producers including any Managers who are producers.

1 The production company ultimately responsible for producing each version of each Musical will ultimately determine what type of standard prevailing live theater revenue participation formulae it will apply on a production-by-production basis.  The gross participation formula assumed here is one such format, the total gross receipts allocable to gross profit participants, of which is typically in the range of 12% to 18% of weekly gross receipts.  An alternative common formula for allocating a live stage production’s receipts is a “pool” format.  The Company will not know which formulae shall be used with respect to a given Musical production until such time as the Musicals and their actual final producers are determined.

Opening Night Enterprises – Offering Circular	40

2.          Second, to satisfy any liens and to repay any loans, if any, including interest charges and fees thereon, assumed by the Company in connection with the operation of its business, including, without limitation any preferred returns thereon.

3.          Third, to the establishment of a cash reserve (distributable cash held back, or accumulated) in an amount determined by the Managers in their sole reasonable discretion from time to time, for anticipated debts, liabilities, expenses and working capital.

4.          Gross Receipts remaining after the deductions set forth in subsections 1, 2 and 3 immediately above shall be characterized as “Net Cash Flow”.  Net Cash Flow shall be distributed to each Investor Member in the same proportion as his Commitment bears to the aggregate amounts raised from all Investor Members, until such time as each Investor Member has recouped 100% of his Commitment (“Recoupment”).

5.          Next, following Recoupment by all Investor Members, remaining and all subsequent Net Cash Flow, if any, shall be deemed “Net Profits” and shall be distributed as follows:

a.
The Managers may allocate Net Profits “off the top” to third parties in reasonable and customary arms-length transactions in consideration of services provided or rights contributed to the Musicals or any other production(s) as contemplated herein (these shall generally be in the form of Deferrals [as defined in the OPERATING AGREEMENT – EXHIBIT1A-2B – Article I (GLOSSARY) at “Deferments or Deferrals” and “Producer and Professional Deferrals or PPDs”]).  There shall be no other distribution of Net Profits prior to their characterization as Adjusted Net Profits as defined immediately below.

b.	The remainder of such Net Profits, if any, shall be deemed “Adjusted Net Profits” of the Company, and shall be applied as follows:

i.
INVESTOR MEMBER’S NET PROFITS: An amount equal to 50% of Adjusted Net Profits shall be divided among the Investor Members of the Company, with each such Investor Member receiving that portion thereof as its Commitment bears to the amounts raised in the aggregate from all Investor Members; and

ii.
MANAGERS’ NET PROFITS: An amount equal to 50% of the Adjusted Net Profits shall be paid to the Managers of the Company. The Managers shall have the right to allocate Manager’s Net Profits to themselves or any third parties in their sole discretion.

Company Owner Revenues Available to Managers:

In addition to those incomes potentially available to one or more of the Managers, as described in this section above, the Managers shall also be entitled to receive a share of Company Net Profits (as defined in SECURITIES BEING OFFERED at ‘Distributions’, below), if any, remaining after all expenses and any Investor Recoupments have been paid and future operating costs and contingency reserves have been set-aside.  Distributions of Company Gross Receipts including distributions of Company Net Profits paid to Managers, shall be made in accordance with the descriptions provided in SECURITIES BEING OFFERED at ‘Distributions’ below.

In addition to consideration for each of the foregoing services of the Managers, the Managers and/or any person, partnership, corporation or other entity in which the Managers are in any way interested may provide other services to the Company with all monies received to belong solely to the Manager furnishing such equipment for its sole benefit and account.

Opening Night Enterprises – Offering Circular	41

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN SECURITYHOLDERS

This Offering is being made available to outside private investors.  Under this Offering, up to Fifty Percent (50%) of the Company’s total non-voting interests are being sold (i.e. income interests) are being sold.  None of the securities being offered for sale in this Offering shall be voting interests and the Company shall remain controlled 100% by its Managers following the completion of this Offering.

Name of Unitholder	Title of Class	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Charles Jones II	Manager	50% Voting Interest	N/A	50%
Regina Dowling	Manager	50% Voting Interest	N/A	50%

* The Mailing address for each such beneficial owner named above shall be as follows: c/o Ryan J. Lewis, Esq., 207 W. 25th Street, 6th Floor, New York, NY 10001

Name of Unitholder	Title of Class	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Charles Jones II	Member	49.5% Non-Voting Units	N/A	49.5%
Regina Dowling	Member	49.5% Non-Voting Units	N/A	49.5%
Senge Creates, Inc. (on behalf of Charles Senge)	Member	1%	N/A	1%

Opening Night Enterprises – Offering Circular	42

INTEREST OF MANAGEMENT AND OTHERS
IN CERTAIN TRANSACTIONS

No Musical-Related Manager Compensation Likely to Eventuate in Fiscal Year 1:

As of the date of this Offering, the Company is a new business that has been in operation for less than one year, has no physical or other assets or debts other than those mentioned in DESCRIPTION OF PROPERTY, above.  It is highly unlikely that in the current fiscal year, the Company will earn returns from any of the Musicals, because the Musicals would have to be created and their development and production would need to be filmed for television prior to the production of said Musicals for the live stage.  This is significant because the Company’s two Managers will be entitled to certain salaries associated with their work as producers of the Musicals as well as to certain receipts from exploitation of those Musicals (see COMPENSATION OF MANAGERS AND EXECUTIVE OFFICERS, at ‘Musical-Related Compensation of Managers’).

Investor Roadshow Performance Compensation:

Upon securing of certain initial financing, one of the first objectives of the Company is to expand the reach of this Offering and awareness of the project by putting on an investor U.S. roadshow which would bring portions of several Musical live performances to a handful of select U.S. cities.  Company Manager, Regina Dowling, would be presenting and accompanying the roadshow alongside a yet-to-be-determined theater industry celebrity each of whom would work with the performers and troupes in preparation and presentation of those performances.  It is contemplated that for their services and time, Manager Regina Dowling would be compensated at a rate of $100,000 for her investor roadshow-related services.

Series-Related Manager Compensation:

The Company’s Managers also stand to be paid for their roles as executive producers and/or talent on the Series when it goes into production (see, COMPENSATION OF MANAGERS AND EXECUTIVE OFFICERS at ‘Company Management and Series-Related Compensation’).  The Series’ intended executive producer, series creator, talent and other standard television series line item fees applicable to the Managers are in-line with analogous line items on similarly situated unscripted competition television series’ of the size of the Series.  While the specific amounts due to each of the individual Managers who will be acting as executive producer, producers, talent, etc. in relation to the Series have not been determined, the specific line items for all Series talent and producers have been determined (see, USE OF PROCEEDS TO ISSUER at ‘TV Production Budget Worksheet’ above).

The producer fees total $100,000 per episode (for each of the 13 season 1 episodes) and it is anticipated that Manager Charles Jones II will be acting as the Series’ executive producer and that Manager Regina Dowling will be acting as a producer on the Series.  What is not known is how many or what other producers the Series will ultimately add, which would further divide the pot attributable to that line item.  Similarly, Regina Dowling will be receiving a fee as talent participating in the Series and there is currently a presenter/actor/talent line item scaled to union rates and equal to $145,000 per episode for each of the 13 season 1 episodes of the Series, however, what and how many other individuals will be compensated from that pool of funds is not currently known.  Despite the gaps in knowledge, it is anticipated that each of the Managers will receive Series-related compensation in excess of $50,000 per person for their contributions to the Series as producers and on-camera talent during season 1 of the Series.  Similarly, were the necessary production financing to eventuate in time to film the entire series during the Company’s first fiscal year, then the Series’ director and 1% equity-interest holder, Charles Senge, would receive compensation for his services as the Series’ director, which such compensation would be in the amount of $40,000 per episode for each of the 13 episodes of season 1 of the Series.

Manager Reimbursements:

As described in greater detail elsewhere herein, including in USE OF PROCEEDS TO ISSUER at Potential Use of Proceeds to Discharge Company Debts above, certain Managers, particularly Charles Jones II Enterprises, LLC, have and will continue to incur personal debt in furtherance of starting the Company, undertaking this Offering and generally beginning the Company’s operations.  At some point in the future, if and when Company raises at least $2 Million in Offering proceeds, then Managers shall have the right to recoup actual start-up expense outlays without interest up to a ceiling of One Hundred Thousand Dollars U.S. ($100,000.00) upon reasonable proof of payment of such sums to third parties.  No agreements or more specific set of terms with Charles Jones II Enterprises, LLC or any other Manager have yet been entered into with the Company with respect to specific terms of repayment of such start-up expenses, nor are any such agreements anticipated to eventuate.

Opening Night Enterprises – Offering Circular	43

No Company Net Profit Participations for Managers Likely to Eventuate in Fiscal Year 1:

In addition to the foregoing, the Company’s Managers are also entitled to receive fifty percent (50%) of the Company Net Profits (see COMPENSATION OF MANAGERS AND EXECUTIVE OFFICERS at ‘Company Owner Revenues Available to Managers’ above and SECURITIES BEING OFFERED at ‘Distributions’, below).  However, the only potential current fiscal year incomes that the Company might possibly experience would come from a sale or license of the proposed Series rights to a network or other distributor.  It is highly unlikely that the sale or license of the proposed television show rights would result in any Company Net Profits for the Company’s Managers.  This is because, among other things, all of the Company Gross Profits would likely be needed to finance the remaining operations of the Company, namely the production and presentation of the Musicals.  Furthermore, the structure of the recoupment waterfall for the Company’s Investors is such that the Investors are entitled to recoup their capital Commitments out of 100% of the Company Net Cash Flow prior to determination or distribution of any Company Net Profits (see, SECURITIES BEING OFFERED at ‘Distributions’, below), and if the Company achieves its target minimum of $20 Million in initial, pre-Musical production operating costs and the majority of those initial operating costs are comprised of Commitments raised under this Offering, then there is essentially no chance that the potential television earnings of the Company for year 1 would ever eclipse both the full $50 Million projected operating costs of the Company’s business, accordingly, there would be no Company Net Profits available to pay to the Company’s Managers.

No Third Party Intended Beneficiaries:

No expert named in this offering statement as having prepared or certified any part of this offering statement, was employed for such a purpose on a contingent basis.  Nor was any such person or entity, either at the time of such preparation or certification or at any time thereafter, a holder of any material interest in either the Company or any of its parents or subsidiaries, nor was any such person or entity ever connected with the Company or any of its parents or subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

SECURITIES BEING OFFERED

The Company is offering to the public up to One Hundred Thousand (100,000) Units.

Voting Rights:

The Investors’ Units shall not be managing-member Units and therefore shall not have any voting or Company management rights attached to them except as may be otherwise required by the applicable laws of any governing jurisdiction(s).  Instead, the Company shall be managed solely by its Manager, which, for the indefinite future shall mean: (1) the California limited liability company, Charles Jones II Enterprises, LLC; and (2) Regina Dowling.  However, without the consent of a majority of the Investor Members, as measured by capital accounts, the Managers may not take any action on behalf of the Company which would be reasonably expected to have an adverse effect on the membership Interests of the Investor Members but not on the membership Interests of the Managers, if any.

There is no present intention on the part of the Managers to create any additional class(es) of membership Interests in the Company other than managing and non-managing Interests.

Rights of First Refusal/Anti-Dilution Rights:

Following the close of this Offering, the Units successfully subscribed for by Investor Members hereunder shall bear a right of first refusal to invest in any future offering of Company Units up to an amount which allows each such Unit to maintain its former value in terms of its Interest (i.e. its percentage of Company ownership).  Without limitation to the foregoing and strictly for the avoidance of doubt, the effect of the foregoing right of first refusal shall be such that an Investor Member who secured Units hereunder shall be able to maintain the ownership interest in the Company that it had following the close of this Offering in the event that any future such offering(s) create new Units that would otherwise dilute the existing Investor Members’ Interests.  In addition to the foregoing right of first refusal, Investor Members who successfully invest under this Offering will also have an analogous right of first refusal to purchase similar ownership interests in any future companies or other legal entities created for future seasons of the U.S. version of the Series.

Opening Night Enterprises – Offering Circular	44

There are, however, limitations on each of the foregoing rights of first refusal, as follows: (1) The rights of first refusal will not apply to Units that are given in exchange for in-kind or other non-monetary Commitments to Managers or other parties; (2) the purchase of such future Units or other ownership interests shall be subject to availability based on residency of the Investor and any changes in the securities or other relevant laws which would make sale to the former Investor Member impossible or not economically or otherwise feasible; (3) the right of first refusal shall also be subject to the Subscriber’s qualification for investment under the terms of the subsequent offering – by way of example but not limitation, if the subsequent offering is made under Regulation D, Rule 506(b), then it may be limited to accredited investors and some or many of those investors qualifying under the terms of this Regulation A, Tier 2 Offering would not be allowed to invest in the subsequent offering and therefore, their rights of first refusal hereunder would have no effect; (4) All such offerings of equity investment in the Company will be subject to availability; and (5) the rights of first refusal shall not apply to sales of future Units or other ownership interests that are being made to potential business partners and/or the following, whether or not those Units are being given in exchange for monetary or non-monetary Commitments: Banks, venture capital companies, or other institutional or licensed lenders or financiers; television networks or other potential Series distributors; stage companies, theaters or other potential theatrical exhibitors or exhibition companies; television, film or other development or production companies; hosts, producers, executive producers, directors, writers, composers, designers or other potential talent involved with the Series or one or more of the Musicals; brands that might sponsor, be or become affiliated with the Series or one or more Musicals; existing or potential Managers or managing-Members; or other such existing or potential Series or Musical affiliates, whether they are receiving such Units in exchange for monetary or non-monetary commitments.

Distributions:

As discussed in COMPENSATION OF MANAGERS AND EXECUTIVE OFFICERS at ‘Musical-Related Compensation of Managers’ above, because the Managers are focusing primarily on the Series as being a loss-leader for the Musicals and the Musicals generating the bulk, if not all of the Company’s eventual profits, the Managers have created a schedule of Recoupment and distribution of Company profits based solely on the profits deriving from exploitation of the Musicals themselves (see, COMPENSATION OF MANAGERS AND EXECUTIVE OFFICERS at ‘Musical-Related Compensation of Managers’ above).  However, as also acknowledged in that section above, it is essentially certain that the Company will also generate various separate revenue streams from the exploitation of the Series, which, when combined with the revenues from exploitation of the Musicals and their underlying rights as well as any and all other yet unrecognized sources, could result in a larger aggregate pool of revenues (the “Company Gross Receipts”) for the Company to disburse among its Interest-holders.

If and so long as any amounts are payable to the Investor Members pursuant to the schedule and terms set forth immediately below, the Company shall seek to pay such amounts within sixty (60) days after the end of each calendar quarter with respect to any amounts payable for such quarter; In general, distributions from Company Gross Receipts actually received by the Company (from all sources) shall be made in accordance with the following order of priority:

1.          First, to the payment of any Company operating expenses to the extent not covered by the Commitments received.  With respect to those portions of the Company Gross Receipts deriving from exploitation of individual Musical productions, part of such incomes will first be used to pay the applicable Musical production’s Running Expenses and Other Expenses (see, COMPENSATION OF MANAGERS AND EXECUTIVE OFFICERS at ‘Musical-Related Compensation of Managers’ above and the waterfall at part 1 thereof2);

2.          Second, to satisfy any liens and to repay any loans, if any, including interest charges and fees thereon, assumed by the Company in connection with the operation of its business, including, without limitation any preferred returns thereon;

2 Describing specifics of gross corridor participations (11.5% - 18% of GWBOR) included in the standard deductions from a Musical’s aggregate GWBOR prior to repayment of investors and others.

Opening Night Enterprises – Offering Circular	45

3.          Third, to the establishment of a cash reserve (distributable cash held back, or accumulated) in an amount determined by the Managers in their sole reasonable discretion from time to time, for anticipated debts, liabilities, expenses and working capital;

4.          Gross receipts remaining after the deductions set forth in subsections 1, 2, and 3 immediately above shall be characterized as “Company Net Cash Flow”.  Company Net Cash Flow shall be distributed to each Investor Member in the same proportion as his Commitment bears to the aggregate amounts raised from all Investor Members, until such time as each Investor Member has recouped 100% of his Commitment (“Recoupment”).

5.          Next, following Recoupment by all Investor Members, remaining and all subsequent Net Cash Flow, if any, shall be deemed “Company Net Profits” and shall be distributed as follows:

c.
The Managers may allocate Company Net Profits “off the top” to third parties in reasonable and customary arms-length transactions in consideration of services provided or rights contributed to the Series, or one or more Musicals, or other production(s) presented hereunder.  There shall be no other distribution of Company Net Profits prior to their characterization as Company Adjusted Net Profits as defined immediately below.

d.	The remainder of such Company Net Profits, if any, shall be deemed “Company Adjusted Net Profits”, and shall be applied as follows:

i.
INVESTOR MEMBER’S COMPANY NET PROFITS: An amount equal to 50% of Company Adjusted Net Profits shall be divided among the Investor Members, with each such Investor Member receiving that portion thereof as its Commitment bears to the amounts raised in the aggregate from all Investor Members; and

ii.
MANAGERS’ COMPANY NET PROFITS: An amount equal to 50% of the Company Adjusted Net Profits shall be paid to the Managers. The Managers shall have the right to allocate Manager’s Company Net Profits to themselves and/or any third parties in their sole discretion.

Restrictions on Transferability of Units:

In accordance with the terms set forth in the accompanying Operating Agreement (see, OPERATING AGREEMENT – Article 8.1), despite the fact that the Units are being offered under a Regulation A offering and are therefore technically unrestricted, the Managers have imposed artificial restrictions on the transferability of the Units such that no Member shall be authorized to transfer, sell or assign all or any portion of its Units or any interests or rights therein.  These restrictions have been imposed for various reasons, including to keep the Company from becoming liable for Investor Member violations of Rule 144 resale holding period restrictions and affiliate transfer restrictions as well as protecting the Company from liability emanating from various state securities law (i.e. Blue Sky) registration requirements that would be applicable to resales of otherwise exempted Regulation A, Tier 2-issued Units.  In the event that the SEC one day amends Regulation A and/or other securities laws to preempt application of Blue Sky laws to resales of Regulation A, Tier 2 securities and/or in the event that the Company one day wishes to become a so-called “Reporting Company” under the 1934 Securities Exchange Act and therefore wishes to make the Units freely transferable, it may vote to do so in accordance with the relevant voting and decision making provisions set forth in the Operating Agreement.  However, there is no present indication that the SEC will soon amend the relevant laws, nor does the Company have any present intention to become a “Reporting Company” now or in the future, therefore there is presently no prospect of the Company ever making the Units freely transferrable.

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(All capitalized terms used in this paragraph which are not defined in this Offering Circular shall have the meanings given to them in the Operating Agreement).  As described in the Operating Agreement (see, OPERATING AGREEMENT – Article 8.1), the voluntary transfer of any Membership Interests, including Economic Interests, in violation of the prohibition contained in Article 8.1 of the Operating Agreement, shall be deemed invalid, null and void ab initio, and of no force or effect.  Any person or entity to whom Membership Interests are attempted to be transferred in violation of Article 8.1 of the Operating Agreement shall not be entitled to vote on matters coming before the Members, participate in the management of the Company, act as an agent of the Company, receive Distributions from the Company, or have any other rights in or with respect to the Membership Interests.  Notwithstanding the foregoing, a Member may assign its Economic Interests (i.e., rights to receive monies from the Company) if the Assignor provided all Managers with advance Notice and all of the Managers have consented to the same in Writing.  All assignments and/or transfers of Interests of any Member hereunder shall be subject not only to the provisions of Article VIII of the Operating Agreement, but also to all other restrictions which may be placed on such transfers as a result of any other provision contained in the accompanying Subscription Agreement(s) and in any other Article or provision contained in the Operating Agreement, including, but not by way of limitation, any restrictions on resale, transfer, or assignment which are imposed therein or in any of the other Offering Materials.  All assignments or transfers made in accordance with the restrictions set forth in the Offering Materials shall also be subject to any restrictive measures imposed by the Regulation A Tier II, Regulation S, Rule 144, Blue Sky laws, or other Securities Act exemptions, qualifications or filing requirements and all applicable federal, state, or foreign governmental securities regulatory restrictions.

No Guaranty:

There is no guaranty that the Company will have enough money at any point in time and in consideration of the priority of distributions set forth above, to ensure that distributions will be made to the Investor Members.

Audit and Statement:

The Company’s financial statements showing the origin thereof shall accompany all distributions paid to the Members by the Company.  For a period of eighteen (18) months after the delivery of a given financial statement, a Member may, during reasonable business hours and upon fourteen (14) days written notice to the Company and at the Member’s expense, audit the books and records of the Company in order to verify the accuracy of any such financial statements they receive with their distributions.  The applicable Member shall deem any statement in respect of which such an audit does not occur within such 18-month period accepted and approved in its entirety. Notwithstanding the above, the cost of such audit shall be at the Company’s expense if, and only if, such audit uncovers that the distribution in respect of the (or any) statement(s) to which such audit relates was in an amount which was 10% or more lower than the amount due to the Member.  If such audit reveals that there was a discrepancy in Company’s favor between the amount actually paid to the Member and the amount owed to the Member, the Member shall immediately remit payment to the Company in the amount of such discrepancy.

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Unit Rights and Preferences:

The Investor Member Units being offered under this Offering, shall bear no preemptive, conversion, or other rights, and there no redemptive or sinking fund provisions applicable to such Units.

Unregistered and Illiquid Nature of Units:

Although the Units sold under this Offering are not hampered by a resale restriction, they may need to be held by the Investor Member purchasing them for an indefinite period of time.  The Managers have no intention of listing the Units on any exchange and no public market may ever develop for said Units, nor will the Company or the Managers bear any obligation to repurchase the Units at any particular price or at all from any Investor.

Limited Liability of Investors:

The Members shall not have any personal liability for liabilities or obligations of the Company except to the extent of their respective capital Commitments, and shall be indemnified against any further such obligations.  The Members shall not be required to make any further or additional Commitments to the Company or to lend or advance funds to the Company for any purpose. Notwithstanding anything to the contrary in the foregoing, (i) if any court of competent jurisdiction holds that distributions (or any part thereof) received by a Member pursuant to the provisions hereof constitute a return of capital and directs and requires that a Member pay such amount (with or without interest thereon) to or for the account of the Company or any creditor thereof, such obligation shall be the obligation of said Member and not of any other Member or the Company, and (ii) a Member shall indemnify and hold harmless the Company and each Member from any liability or loss incurred by virtue of the assessment of any tax with respect to such Member’s allocable share of the profits or gain of the Company.

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FEDERAL TAX DISCUSSION

CAUTION: NOTHING STATED IN THE BRIEF DISCUSSION THAT FOLLOWS IS OR SHOULD BE CONSTRUED AS TAX ADVICE TO ANY PROSPECTIVE INVESTOR, INDIVIDUALLY. THE FOLLOWING DISCUSSION REPRESENTS THE BROAD VIEWS AND INTERPRETATIONS OF THE MANAGERS’ TAX COUNSEL ON COMPLEX TAX MATTERS WITH WHICH THE IRS MAY NOT AGREE.  PROSPECTIVE INVESTORS SHOULD SEEK INDIVIDUAL TAX ADVICE FOR SUCH INDIVIDUAL'S UNIQUE TAX SITUATION APART FROM THE TAX CONSEQUENCES OF AN INVESTMENT IN COMPANY INTERESTS.

Introduction: The following discussion summarizes the material federal income tax consequences associated with the acquisition and ownership of the Company Units.  The discussion is not intended, however, as a comprehensive analysis of every federal income tax consideration that may be relevant to purchasers of Units of the Company and the federal income tax consequences to each Investor may vary.  Further, the discussion does not address the state, local or foreign tax laws that could affect the Company or the Investors.  Accordingly, each prospective Investor should consult with his or her own tax advisor before acquiring any such Units.

This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change or to differing interpretation, possibly with retroactive effect.  Prospective Investors should note that any such change or interpretation with retroactive effect could result in federal income tax consequences different from those discussed below.  This summary does not purport to address all tax considerations that may be important to a particular Investor in light of the Investor’s circumstances or to certain categories of investors (such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities or foreign currency, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies or others) that may be subject to special rules.  Nor does this summary necessarily or always address discrepant tax consequences and/or circumstances which may affect different classes of Investors.

Classification as a Partnership for Federal Income Tax Purposes: The federal income tax consequences anticipated as a result of investment in the Company will be applicable to the Company and the Members only if the Company is classified as a partnership and not as an association taxable as a corporation for federal income tax purposes.  The IRS has promulgated the so-called “Check-the-Box” regulations that provide that if an eligible entity is domestic and has two or more members, the entity is a partnership by default, unless it elects to be treated as a corporation.  If the Company does not choose to be treated for tax purposes as a corporation, it may be presumed that the Company will be treated as a partnership.  No assurances can be given, however, that the IRS will not challenge the Company’s classification as a partnership for federal income tax purposes.  FOREIGN INVESTORS SHOULD BE AWARE THAT CERTAIN FOREIGN JURISDICTION TAX AUTHORITIES HAVE RULED THAT U.S. COMPANY’S WERE NOT ALLOWED TO BE TAXED AS PARTNERSHIPS FOR PURPOSES OF AVOIDING DOUBLE-TAXATION AND OTHER TAX-CONSEQUENCES IN FOREIGN JURISDICTIONS.

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Publicly Traded Partnerships

The Omnibus Budget Reconciliation Act of 1987 (the “1987 Act”) contains provisions that will produce adverse tax consequences for publicly traded partnerships.  Under the 1987 Act, publicly traded partnerships that were not in existence on December 17, 1987 will be taxed as corporations (see Code §7704).  The Company was not (will not have been) in existence on December 17, 1987 but the term “publicly traded partnership” is defined for purposes of these provisions as any partnership whose interests are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent thereof.

The Company may avoid being classified as a publicly traded partnership under this definition if (1) the Units will not be traded on an established securities market; (2) restrictions placed on transfers of Units are exercised to prevent public trading; and (3) the Company Manager prevents the Units from being considered as readily tradable on a secondary market or the substantial equivalent thereof.

The adoption of the provisions affecting publicly traded partnerships address some of the same issues as the earlier legislative proposals directed at “large” partnerships.  Since the PPM does not limit the number of Members to 35, the Company could very likely be characterized as a “large partnership” under the prior legislative proposals.  It is not anticipated, however, that Congress will adopt a proposal directed at “large partnerships” in the immediate future, since the “publicly traded partnership” provisions of the ‘87 Act address much the same concerns.

Limitations on Deductibility of Losses by Investors

A. In General: The deduction of Company losses by an Investor is subject to three limitations.  Initially, under Section 704(d) the Investor’s deduction for his or her distributive share of Company loss is limited to and may not exceed his or her basis for his or her Company interest (see discussion below).  Further, even though the loss may be allowable to an Investor to the extent of that Investor’s basis, it is also subject to the “at risk” rules of Section 465 (see discussion below).  Then, after the “at risk” rules are met, the loss is also subject to the passive loss rules of Section 469 (see discussion below).  Each of the three limitations provides for a carryover of any disallowed loss.  Thus, the limitations may be viewed as timing concepts more than true disallowance provisions. The limitations are applied in the following order: First the basis limitation of Section 704(d), then the “at risk” limitation, and finally the passive loss limitation of Section 469.

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B. Basis of Company Units: The basis of Company interests is relevant in determining an Investor’s gain or loss on the sale or other disposition of an interest in the Company, and may limit the ability of an Investor to deduct losses attributable to the operations of the Company.  An Investor will be entitled to deduct his or her distributive share of any Company tax losses (if any) only to the extent of the adjusted basis in his or her Company interest at the close of the Company taxable year in which the loss occurs.  The basis of an Investor’s interest in the Company initially will equal his or her cash contribution or adjusted basis of other property contributed to the Company in exchange for such interest.  Such basis will be increased by the Investor’s share of certain Company nonrecourse liabilities [determined in accordance with applicable Treasury Regulations (see discussion below) and his or her share of Company profits] and by his or her share of the Company’s taxable income.  An Investor’s basis for his or her Company interest will be reduced by; (i) any decrease in such Investor’s share of Company nonrecourse liabilities; (ii) the amount of cash distributions received by the Investor; and (iii) such Investor’s share of Company tax losses, if any.

C. “At Risk” Limitations: The so-called “at risk” rules contained in Code Section 465 generally provide that a limited partner (and by analogy a member of a manager-managed Company) cannot claim his or her distributive share of the losses incurred by the investment vehicle (entity) to the extent such losses exceed his or her amount “at risk” in the business activity undertaken, as determined at the close of the taxable year of the entity.  Only deductions in excess of income received from the activity in the taxable year are “losses” for these purposes, and thus a limited partner (or Company Member) generally is entitled to claim his or her share of the entity’s deductions to the extent of his or her share of entity income for a taxable year, even if the investor has no amount “at risk”. The “at risk” rules of Code Section 465 are applicable only to individuals (including individual partners in a partnership), estates, trusts, shareholders of an S-corporation, and certain closely-held C-corporations in which five (5) or fewer individuals own more than fifty-percent (50%) of the stock.

An investor generally will be treated as “at risk” under Code Section 465 to the extent of; (i) the unborrowed cash and the adjusted basis of other property he or she contributes to the entity’s business activity; and (ii) the investor’s share of amounts borrowed for use in the entity’s business activity if the investor is personally liable therefor or has pledged his or her property (other than property used in the entity’s business activity) as security for the borrowed amount.  An investor will not be considered “at risk” with respect to amounts borrowed from a person who has an interest in the activity or from a person related to a person (other than the taxpayer) with an interest in the activity.  For this purpose, a person whose interest in the activity is solely that of a creditor generally will not be considered to have an interest in the activity.  Further, an investor will not be considered “at risk” with respect to any amounts as to which he or she is protected against loss through nonrecourse financing, guarantees, stop loss or reimbursement agreements, insurance or other similar arrangements.

An Investor should be able to include in his or her amount “at risk” his or her cash contribution to the Company made from unborrowed funds or from proceeds of a borrowing that he or she is personally liable to repay, provided such borrowing is from a person who; (i) does not have an interest other than as creditor in the Company; and (ii) is not related, within the meaning of Code Section 168(e)(4)(D), to a person with a non-creditor-only interest in the Company (other than the Investor). If the above-discussed rules are followed, each Investor could reasonably expect to have sufficient amounts “at risk” in the Company to deduct his or her distributive share of any tax loss that may be experienced by the Company, to the extent of his or her cash capital contribution or the adjusted basis of property contributed to the Company.  On the other hand, there is a risk that the “at risk” limitations would operate to defer the deduction for advertising costs paid with borrowed funds, if funds were borrowed to pay advertising costs.

Company losses deducted by an Investor will reduce his or her amount “at risk”, and this reduced “at risk” amount would then be carried forward to the succeeding taxable year.  The “at risk” amount will also be reduced by any cash distributions by the Company to the Investor.  If deductions are suspended due to an insufficient amount “at risk”, the suspended amount will be available to the Investor as a deduction in subsequent taxable years subject to the “at risk” limitations. Suspended amounts will be deductible no later than the taxable year in which an Investor disposes of his or her interest in the Company.  If the amount “at risk” of an Investor is reduced below zero, the Investor must include as income the amount of previously allowed losses to the extent of the negative amount “at risk”.  This recaptured amount would be taxable to the Investor as ordinary income in the subject taxable year.

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D. Passive Loss Limitation: Possibly the most significant change made by the Tax Reform Act of 1986 was the passive loss limitation enacted by Congress in Internal Revenue Code Section 469.  Congress expressly sought to eliminate the so-called “abusive tax shelter”.  Section 469 accomplished Congress’ intent by denying a taxpayer the use of deductions and credits generated by “passive” activities against income from other activities until the taxpayer disposes of the interest in the passive activities.  The determination of whether or not an activity is “passive” is defined by the statute based on whether or not a taxpayer “materially participates” in the activity and the activity involves the conduct of a trade or business.  The material participation test divides taxpayers into “active” participants and “passive” participants.  The active/passive determination must be made separately for each taxpayer and for each activity in which a taxpayer participates.

To “materially participate” in an activity, a taxpayer must be involved in its operations on a sufficiently regular, continuous, and substantial basis.  Definitions of the terms “regular”, “continuous” and “substantial” are deferred to the regulations, which are lengthy, and far from clear.  Nonetheless, it is clear that generally member/investors in manager-managed limited liability companies are presumed to be not materially participating in the relevant activity, subject to certain exceptions [see Internal Revenue Code Section 469(h)(2)].

The passive activity loss rules apply to individuals, estates, and trusts.  They also apply to personal service corporations (provided that more than ten-percent (10%) of the stock by value is held by the employee-owner(s)) and closely-held C-corporations that have five (5) or fewer individuals holding more than fifty-percent (50%) of the stock.

After each activity in which a taxpayer is involved is classified as either a passive or an active activity as to that taxpayer, income or loss is determined on an activity-by-activity basis.  Deductions from all passive activities that exceed income from all passive activities (excluding portfolio income) may not be deducted from other income.

“Portfolio income” is a third classification of income, that was created by Congress (along with “active” income and “passive” income), which includes items such as interest, dividends, royalties and gains from the sale of property held for investment.  Portfolio income, expenses, gains, and losses are excluded from the determination of net income or loss from a passive activity.  For example, interest income earned by Company funds held in a bank account, or other interest-bearing instrument pending use in Company operations will be considered portfolio income, and when allocated, pro rata, among the Investors, it will not be offset by “passive” deductions, even though the passive deductions are generated by the Company.

The income and losses from “active” activities are netted.  If a net loss results from an “active” activity, the loss can be deducted against any other income.  Similarly, the income and losses from “passive” activities are also netted.  If net income results, the passive activity limitations do not apply.  However, if a net passive loss results, the loss cannot be deducted against income from any other source.  Instead, such losses become suspended until a later tax year when the taxpayer has net passive income from other passive activities, or until the taxpayer disposes of his or her entire interest in the passive investment that generated the loss.  A disposition that will trigger the usability of carried forward passive losses must be in the form of a fully taxable transaction, and the person acquiring the interest cannot be related to the taxpayer.  Upon such a disposition, the suspended losses, which can be carried forward indefinitely, are applied first against the income resulting from the disposition, if any, and thereafter, may be applied to offset any income.  A disposition of less than the entire interest in the passive activity will not be sufficient to trigger the allowance of suspended losses.

Existence of Trade or Business: Although the Company should be entitled to treat deductions claimed in connection with the Series and Musicals as expenses incurred in the Company’s overall trade or business of financing, producing, and exploiting the Series and Musicals, the IRS may assert that otherwise deductible items (other than depreciation) incurred in connection with the Series and Musicals, if any, should not be treated as ordinary and necessary business expenses under Code Section 162(a), because the Company itself is not actively engaged in television program or musical theater production or distribution.

The IRS may take the position that expenses incurred prior to commencement of principal photography constitute “start-up” expenses that would be capitalized and amortized over a sixty (60) month period pursuant to Code Section 195, on the theory that such expenses are incurred to create a trade or business, prior to becoming an active trade or business.  Such a position would not appear to be well founded, since the business of the Company includes financing and production of the Series and Musicals.

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Profit Motive and Code Section 183: In order for certain expenses to be deductible by the Investors, such expenses must be incurred in a trade or business or other activity engaged in for profit.  If for any reason such expenses were determined not to have been incurred in a trade or business or other activity for profit, the deductions attributable to the activity would be allowed to Investors who are individuals or S-corporations only to the extent permitted by Code Section 183.  Pursuant to Code Section 183, all deductions that are not dependent on a profit motive (such as interest or taxes) generally would be allowable, and the balance of the deductions that would otherwise be permitted only if the activity were engaged in for profit would be allowed only to the extent of the amount that gross income from the activity exceeded the deductions that were not dependent on a profit motive.

The determination as to whether an activity constitutes an activity engaged in for profit for tax purposes is based on all the facts and circumstances and is determined at the Investor, not entity level, so the requisite intent of the Investor controls this determination.

Since the test of whether an activity is deemed to be “engaged in for profit” is based on facts and circumstances that exist from time to time, no assurance can be given that the IRS will not attempt to apply Section 183 of the Code in order to disallow deductions by the Investors for Company operations.  However, if it is the intention of the Manager to at all times operate the Company in a business-like manner and to create its product with the intention of generating an overall profit, the “engaged in for profit” test should be met.

Allocation of COMPANY Tax Items: The allocation among the Investors of the Company’s income, gains, losses, deductions and credits (“Tax Items”) will be determined under the Operating Agreement except to the extent an allocation stated in the Operating Agreement both (i) lacks “substantial economic effect”, and (ii) is not in accordance with the Investors’ interests in the Company, as determined under all the facts and circumstances [see Code Section 704(b)].

Treasury Regulations define the term “substantial economic effect” and describe an investor’s interest in the entity for purposes of Code Section 704(b) [see Treas. Reg. Section 1.704-1(b)(2)&(3)]. Under these Treasury Regulations, an allocation of a flow-through entity’s Tax Items to an investor generally has “economic effect” only if (i) the allocation is reflected in the investor’s capital account balance and capital accounts are otherwise maintained in accordance with the tax accounting principles set forth in the regulations; (ii) liquidation proceeds are, throughout the term of the entity, distributable in accordance with the investor’s capital account balances; and (iii) any investor with a deficit capital account balance following the distribution of liquidation proceeds must restore such deficit to the entity [see Treas. Reg. Section 1.704-1(b)(2)(ii)].  However, as discussed below, an alternative test is available concerning point
(iii). The Treasury Regulations contain detailed rules relating to the maintenance of capital accounts for this purpose.

The economic effect of an allocation is deemed to be “substantial” if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the investors, independent of tax consequences.  The economic effect of an allocation generally will not be substantial if (i) the overall tax liability of the investors for the taxable year is reduced by reason of the allocation and the overall capital account adjustments for all investors in the taxable year would be substantially the same in the absence of the allocation; or (ii) there is a strong likelihood that the initial economic effect of the allocation will be offset by one or more allocations in subsequent years and the investors’ tax liability is reduced thereby [see Treas. Reg. Section 1.704-1(b)(2)(iii)(b)&(c)].

If the allocation of the investment vehicle’s Tax Item does not have “substantial economic effect”, the proper allocation of such item will be determined in accordance with the investor’s interest in the entity with respect to such item [IRC Section 704(b)].  Under the Treasury Regulations, the investor’s interests in the entity with respect to an entity Tax Item are generally determined by examining the manner in which the investors have agreed to “share the economic benefit or burden” attributable to such item.  The economic arrangement of the investors with respect to an entity Tax Item is to be determined on the basis of all the facts and circumstances, including (i) the investors’ relative capital contributions to the entity; (ii) the interests of the investors in economic profits and losses; (iii) the interests of the investors in operating distributions; and (iv) the rights of the investors with respect to liquidating distributions [see Treas. Reg. Section 1.704-1(b)(3)].

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COMPANY Tax Deductions and Credits: The Company is not designed to generate tax deductions for the Investors, and prospective Investors should not acquire Units for the purpose of sheltering income from other sources.  Nevertheless, the Company will incur expenses in connection with its business activities, many of which will result in tax deductions.  The discussion below describes certain Tax Items that may or may not be deductible for federal income tax purposes.

Taxable Income May Exceed Distributions: Prospective Investors should be aware that there is a substantial possibility that taxable income that is allocated to Investors will exceed the cash distributed to such Investors in a given taxable year.

Taxable Year of COMPANY: Section 706(b) of the Code requires the Company to adopt the taxable year of the Investors owning a majority interest in the Company capital and profits.  It is anticipated that the Company will adopt a calendar taxable year under this provision.  If Investors who are calendar year taxpayers do not hold a majority interest in Company capital and profits, the Company would be required to adopt the taxable year of its “principal partners” if all such partners have the same taxable year.  If there were principal partners with different taxable years, adoption of a calendar year would be required.

Liquidation of the Company: The dissolution and liquidation of the Company will generally not result in any gain or loss being recognized by the Company.  Each Investor will recognize gain to the extent that the sum of money received (which includes any decrease in an Investor’s share of Company liabilities) exceeds such Investor’s adjusted tax basis in the Company [see IRC Sections 731(a) and 752(b)].  Subject to the rules concerning “unrealized receivables” and “substantially appreciated inventory items” (“Section 751 property”), such gain will be capital gain.

Capital loss will be recognized only if “money” (which includes a reduction in an Investor’s share of Company liabilities) and Section 751 property are distributed, and only to the extent an Investor’s adjusted basis for such Unit exceeds the sum of such money (as defined above) and the basis to the Investor of his or her share of Section 751 property.  If the liquidating distribution includes property other than money (as defined above) and “Section 751 property”, no loss will be recognized.

Where property other than money is distributed in liquidation, each Investor’s basis for such property received will be such Investor’s adjusted basis for his or her Unit in the Company reduced by any money (as defined above) distributed to such Investor.  To the extent “Section 751 property” is distributed, a special allocation of an Investor’s basis for his or her interest in the Company must first be made to such property, with any remaining basis allocated to other property in proportion to his or her adjusted basis to the Company (see IRC Section 732).

The dissolution and liquidation of the Company will generally result in each Investor recognizing income only to the extent cash received in the distribution exceeds the Investor’s basis of his or her Company interest.  So long as the Company’s Operating Agreement requires the liquidation of all Company property prior to winding up the Company and that liquidating distributions be made only in cash, the rules for distributing money, described above, should govern the tax consequences upon dissolution and liquidation of the Company.

Tax Exempt Investors: Tax-exempt organizations, such as pension and profit sharing plans, Keogh Plans, which are qualified under Section 402 of the Code, and Individual Retirement Accounts, usually are not subject to federal income taxation.  However, a tax is imposed by Section 511 of the Code on an exempt organization’s “unrelated business taxable income” (“UBTI”).  This tax is computed at the rates provided in Section 11 of the Code.

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UBTI is generally defined in Section 512 of the Code as gross income derived by any organization from any unrelated trade or business (i.e., not related to the exempt purpose of the Investor).  UBTI received by an otherwise tax-exempt organization in excess of $1,000 during any taxable year is subject to tax.  For computing UBTI, an Investor that is a tax-exempt organization would be required to take into account its share of income from the Company to the extent such income was UBTI.  Certain items are excluded from UBTI, including dividends, interest, royalties, most rents from real property and gains from the sale of property other than “inventory” or “property held primarily for sale to customers in the ordinary course of business”.  (Such exclusions do not apply to income generated by a “publicly-traded partnership”, although the Company should not be considered a “publicly-traded partnership” under the parameters of IRS Notice 88-75, I.R.B. 1988-27).

Future Legislation: In recent years, there have been a number of proposals made in Congress by individual representatives, government agencies and the executive branch of the federal government for changes in the federal income tax laws.  In addition, the IRS has proposed and may still be considering changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in the federal income tax laws.

It is impossible to predict with any degree of certainty the likelihood of adoption of any of such proposals or the probable effect of any such proposals upon the income tax treatment presently associated with investment in the Company, or the effective date of any legislation that may derive from any such proposals.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSIDER ONGOING DEVELOPMENTS IN THIS UNCERTAIN AREA OF THE LAW AND TO CONSULT THEIR OWN TAX ADVISORS IN ASSESSING THE RISKS OF THE PURCHASE OF AN INTEREST IN THE COMPANY.

State and Local Taxes: In addition to the federal income tax consequences described above, prospective Investors should consider potential state and local tax consequences of an investment in the Company.  An Investor’s income or loss from the Company may be required to be included in determining such Investor’s reportable income for purposes of state and local taxation.

THIS DISCUSSION MERELY ADVISES THAT POTENTIAL STATE AND LOCAL TAX RISKS MAY BE ASSOCIATED WITH INVESTMENT IN THE COMPANY.  EACH INVESTOR IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR FOR ADVICE AS TO STATE AND LOCAL TAXES WHICH MAY BE PAYABLE IN CONNECTION WITH INVESTMENT IN THE COMPANY.

Foreign Taxes: In addition to the federal income tax consequences described above, prospective Investors (particularly those who are non-U.S. or dual citizenship residents) should consider applicable foreign tax consequences of an investment in the Company.  An Investor’s income or loss from the Company may be required to be included in determining such Investor’s reportable income for purposes of foreign jurisdictional taxation.

THIS DISCUSSION MERELY ADVISES THAT POTENTIAL FOREIGN (NON-U.S.) TAX RISKS MAY BE ASSOCIATED WITH INVESTMENT IN THE COMPANY.  EACH INVESTOR IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR FOR ADVICE AS TO FOREIGN TAXES WHICH MAY BE PAYABLE IN CONNECTION WITH INVESTMENT IN THE COMPANY.

General Tax Considerations: The foregoing summary is not intended as a substitute for careful tax planning, particularly since the income tax consequences of an investment in the Company are complex and certain of these consequences will not be the same for all taxpayers.  Accordingly, prospective purchasers of Units are strongly urged to consult their tax advisors.

Importance of Obtaining Professional Advice: THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL INDIVIDUAL TAX PLANNING.  THE TAX MATTERS RELATING TO THE COMPANY AND THE TRANSACTIONS DESCRIBED HEREIN ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS AND POSSIBLE CHANGES IN SUCH LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH AND RELY ON HIS OR HER OWN ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES (FEDERAL AS WELL AS STATE, LOCAL AND FOREIGN) OF AN INVESTMENT IN THE COMPANY.  Such individual tax advice is suggested for an individual’s unique tax situation apart from the tax consequences of an investment in the Company interests.

Opening Night Enterprises – Offering Circular	55

ERISA CONSIDERATIONS

General Fiduciary Obligations:

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Units by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Units should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Units by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Units should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.”  The Managers anticipate that the Company would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of the Company’s assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the Managers a “fiduciary” of an investing plan. If the Company’s assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if the Company’s assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Opening Night Enterprises – Offering Circular	56

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Company has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. The Company does not have an obligation under ERISA or the Code with respect to such reports or valuation although the Managers will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Units or upon liquidation of the Company, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Units will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

Opening Night Enterprises – Offering Circular	57

PART F/S

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members,

Opening Night Enterprises LLC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Opening Night Enterprises, LLC (the “Company”) as of December 31, 2019 and 2018, the related statement of operations, members deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ TAAD LLP

We have served as the Company’s auditor since 2020

Diamond Bar, California

October 23, 2020

Opening Night Enterprises – Offering Circular	58

OPENING NIGHT ENTERPRISES, LLC

BALANCE SHEETS

	December 31, 2019	December 31, 2018

ASSETS

Current Assets
Cash and cash equivalents	$331	$276

Total Assets	$331	$276

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

Current Liabilities
Accrued expenses	$-	$950
Income tax payable	800	800
Total Liabilities	800	1,750

Members' Equity (Deficit)
Total members' equity (deficit)	(469)	(1,474)
Total Liabilities and Members' Equity (Deficit)	$331	$276

The accompanying notes are an integral part of these financial statements.

Opening Night Enterprises – Offering Circular	59

OPENING NIGHT ENTERPRISES, LLC

STATEMENT OF OPERATIONS

	For the years ended December 31,
	2019	2018

Revenue	$-	$-

Expenses
General & Administrative	480	1,170
Professional Fees	10,190	12,901
Total expenses	10,670	14,071

Loss before taxes	(10,670)	(14,071)

Income tax expense	900	800

Net loss	$(11,570)	$(14,871)

The accompanying notes are an integral part of these financial statements.

Opening Night Enterprises – Offering Circular	60

OPENING NIGHT ENTERPRISES, LLC

STATEMENT OF MEMBERS' EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2019 AND 2018

Total
Members'
Equity (Deficit)

Ending Balance, December 31, 2017	$(378)

Contributions	13,775
Distributions	-
Net loss	(14,871)

Ending Balance, December 31, 2018	(1,474)

Contributions	13,275
Distributions	(700)
Net loss	(11,570)

Ending Balance, December 31, 2019	$(469)

The accompanying notes are an integral part of these financial statements.

Opening Night Enterprises – Offering Circular	61

OPENING NIGHT ENTERPRISES, LLC

STATEMENT OF CASH FLOWS

	For the years ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,570)	$(14,871)
Changes in Operating Assets and Liabilities
Accrued expenses	(950)	200
Net cash used in operating activities	(12,520)	(14,671)

CASH FLOWS FROM FINANCING ACTIVITIES
Member's contribution	12,575	13,775
Net cash provided by financing activities	12,575	13,775

Net increase in cash	55	(896)

Cash, beginning of period	276	1,172

Cash, end of period	$331	$276

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Income tax paid	$-	$800
Interest expense	$-	$-

The accompanying notes are an integral part of these financial statements.

Opening Night Enterprises – Offering Circular	62

OPENING NIGHT ENTERPRISES LLC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

1.	Opening Night Enterprises, LLC (the Company) was formed under the laws of the State of California on December 12, 2016 and started operations on January 1, 2017. The Company has adopted a December 31 calendar year end for reporting requirements.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

2.	The Company was formed to create television programs that promote musical theater entertainment. The Company aims to blend television and certain mobile platforms with the musical theater industry, develop undiscovered creative teams and generate revenue in both television and live on stage realms. The Company has not had generated any revenues as of the report date.

3.	Cash & Cash Equivalents for purposes of the statement of cash flows, include cash on hand, cash in checking and savings accounts with banks. All short-term debt securities with a maturity of three months or less are considered cash equivalents.

4.	Use of Estimates-The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

5.	Leases that meet the criteria for capitalization are classified as capital leases. Leases that do not meet such criteria are classified as operating leases and related rentals are charged to expense as incurred. As of December 31, 2019 and 2018, there are no such leases.

6.	Concentration of Cash and Credit Risk-The Company maintains corporate cash balances which, at times, may exceed federally insured limits. Management believes it is not exposed to any significant risk on its cash balances. At December 31, 2019 and 2018, the Company has no uninsured cash balances.

7.	Advertising Costs are expensed in the year incurred. The Company incurred no advertising expense as of December 31, 2019 and 2018.

8.	Fair Value of Financial Instruments-Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 820, "Fair Value Measurements and Disclosures", defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

9.	Cash and Cash Equivalents, Accrued Liabilities and Other Payables-The carrying amounts reported in the balance sheets for these items are a reasonable estimate of fair value.

NOTE B - GOING CONCERN:

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $11,570 and $14,871 during the years ended December 31, 2019 and 2018, respectively. The Company had a working capital deficit of $369 and an accumulated deficit of $26,341 as of December 31, 2019 and a working capital deficit of $1,474 and an accumulated deficit of $14,871 as of December 31, 2018. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

Opening Night Enterprises – Offering Circular	63

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE C - ACCRUED EXPENSES:

Accrued expenses amounted to $0 and $950 as of December 31, 2019 and 2018, respectively. Accrued expenses are accrued professional fee.

NOTE D – MEMBERS EQUITY:

Members of the Company contributed $13,775 and $13,275 for the year ended December 31, 2019 and 2018, respectively. Members of the Company withdrew $0 and $700 for the year ended December 31, 2019 and 2018, respectively.

NOTE E - INCOME TAXES:

Opening Night Enterprises, LLC is treated as a partnership for federal and state income tax purposes, with income taxes payable personally by the members. Accordingly, no provision has been made in these financial statements for federal income taxes for the Company. The State of California imposes a $800 minimum tax.

As a limited liability company, each member's liability is limited to amounts reflected in their respective member equity accounts in accordance with the Operating Agreement. The income allocable to each member is subject to examination by federal and state taxing authorities. In the event of an examination of the income tax returns, the tax liability of the members could be changed if an adjustment in the income is ultimately determined by the taxing authorities.

Certain transactions of the Company may be subject to accounting methods for income tax purposes that differ significantly from the accounting methods used in preparing the financial statements in accordance with generally accepted accounting principles. Accordingly, the taxable income of the Company reported for income tax purposes may differ from net income in these financial statements.

The Company has adopted FASB ASC 740-10 regarding accounting for uncertain income tax positions. Management is not aware of any tax positions that are more likely than not to change in the next 12 months, or that would sustain an examination by applicable taxing authorities.

The Company recognizes penalties and interest arising from uncertain tax positions as incurred in the statement of income and comprehensive income, which are none as of December 31, 2019.

The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

NOTE F – RECENT ACCOUNTING PRONOUCEMENTS

In August 2018, the FASB issued ASU 2018-13, “Changes to the Disclosure Requirements for Fair Value Measurement.” ASU 2018-13 modifies the disclosure requirements on fair value measurements from Accounting Standards Codification (“ASC”) 820, “Fair Value Measurement.” ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019, with early adoption permitted. The Company does not expect the adoption of ASU 2018-13 to have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes.” ASU 2019-12 eliminates certain exceptions within ASC 740, “Income Taxes,” and clarifies certain aspects of ASC 740 to promote consistency among reporting entities. ASU 2019-12 is effective for interim and annual reporting periods beginning after December 15, 2020, with early adoption permitted. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is evaluating the impact that adoption of ASU 2019-12 will have on its consolidated financial statements.

Opening Night Enterprises – Offering Circular	64

NOTE G- RETIREMENT PLAN:

The Company currently does not sponsor a retirement plan for its employees

NOTE H - COMMITMENTS AND CONTINGENCIES:

As of the date of the financial statements, the Company has not signed office facility leases.

NOTE I - FAIR VALUE MEASUREMENTS:

FASB ASC Topic 820 specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with FASB ASC Topic 820, the following Summarizes the fair value hierarchy:

Level 1 Inputs-Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs-Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs-Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

FASB ASC Topic 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs

As of December 31, 2019 and 2018, there were no assets and liabilities measured at fair value.

Opening Night Enterprises – Offering Circular	65

OPENING NIGHT ENTERPRISES, LLC

BALANCE SHEETS

	June 30, 2020 (Unaudited)	December 31, 2019

ASSETS

Current Assets
Cash and cash equivalents	$305	$331

Total Assets	$305	$331

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Accrued expenses	$-	$-
Income tax payable	-	700

Total Liabilities	-	700

Total members' equity (deficit)	305	(369)
Total Liabilities and Members' Equity	$305	$331

The accompanying notes are an integral part of these financial statements.

Opening Night Enterprises – Offering Circular	66

OPENING NIGHT ENTERPRISES, LLC

STATEMENT OF OPERATIONS

(UNAUDITED)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019

Revenue	$-	$-	$-	$-

Expenses
General & Administrative	79	887	111	935
Professional Fees	15,915	5,537	15,915	6,487
Total expenses	15,994	6,423	16,026	7,421

Loss before taxes	(15,994)	(6,423)	(16,026)	(7,421)

Income tax expense	100	100	100	100

Net loss	$(16,094)	$(6,523)	$(16,126)	$(7,521)

The accompanying notes are an integral part of these unaudited financial statements.

Opening Night Enterprises – Offering Circular	67

OPENING NIGHT ENTERPRISES, LLC

STATEMENT OF MEMBERS' EQUITY(DEFICIT)

FOR THE QUARTER ENDED JUNE 30, 2020 AND 2019 (UNAUDITED)

Total
Members'
Equity(DEFICIT)

Ending Balance, March 31, 2020	$(401)

Contributions	16,800
Distributions	-
Net loss	(16,094)

Ending Balance, June 30, 2020	$305

Total
Members'
Equity(DEFICIT)

Ending Balance, March 31, 2019	$(1,422)

Contributions	7,350
Distributions	-
Net loss	(6,523)

Ending Balance, June 30, 2019	$(595)

The accompanying notes are an integral part of these unaudited financial statements.

Opening Night Enterprises – Offering Circular	68

OPENING NIGHT ENTERPRISES, LLC

STATEMENT OF MEMBERS' EQUITY(DEFICIT)

FOR THE TWO QUARTERS ENDED JUNE 30, 2020 AND 2019 (UNAUDITED)

Total
Members'
Equity(DEFICIT)

Ending Balance, December 31, 2019	$(369)

Contributions	16,800
Distributions	-
Net loss	(16,126)

Ending Balance, June 30, 2020	$305

Total
Members'
Equity(DEFICIT)

Ending Balance, December 31, 2018	$(1,474)

Contributions	8,400
Distributions	-
Net loss	(7,521)

Ending Balance, June 30, 2019	$(595)

The accompanying notes are an integral part of these unaudited financial statements.

Opening Night Enterprises – Offering Circular	69

OPENING NIGHT ENTERPRISES, LLC

STATEMENT OF CASH FLOWS (Unaudited)

	For the six months ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,126)	$(7,521)
Changes in Operating Assets and Liabilities:
Accrued expenses	-	-
Income tax payable	(700)	(800)
Net cash used in operating activities	(16,826)	(8,321)

CASH FLOWS FROM FINANCING ACTIVITIES
Member's contribution	16,800	8,400
Net cash provided by financing activities	16,800	8,400

Net increase (decrease) in cash	(26)	79

Cash, beginning of period	331	276

Cash, end of period	$305	$355

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Income tax paid	$-	$-
Interest expense	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

Opening Night Enterprises – Offering Circular	70

OPENING NIGHT ENTERPRISES LLC

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2020 (Unaudited)

NOTE A-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

1.	Opening Night Enterprises, LLC (the Company) was formed under the laws of the State of California on December 12, 2016 and started operations on January 1, 2017. The Company has adopted a December 31 calendar year end for reporting requirements.

2.	The Company was formed to create television programs that promote musical theater entertainment. The Company aims to blend television and certain mobile platforms with the musical theater industry, develop undiscovered creative teams and generate revenue in both television and live on stage realms. The Company has not generated any revenues.

3.	Basis of Presentation The summary of significant accounting policies presented below is designed to assist in understanding the Company’s unaudited financial statements. Such unaudited financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying unaudited financial statements. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America were omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The results for the six months ended June 30, 2020, are not necessarily indicative of the results to be expected for the year ending December 31, 2020.

These unaudited financial statements and notes thereto should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2019. The accompanying balance sheet as of December 31, 2019, has been derived from the Company’s audited financial statements as of that date.

4.	Cash & Cash Equivalents for purposes of the statement of cash flows, include cash on hand, cash in checking and savings accounts with banks. All short-term debt securities with a maturity of three months or less are considered cash equivalents.

5.	Use of Estimates-The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

6.	Leases that meet the criteria for capitalization are classified as capital leases. Leases that do not meet such criteria are classified as operating leases and related rentals are charged to expense as incurred. As of June 30, 2020, there are no such leases.

7.	Concentration of Cash and Credit Risk-The Company maintains corporate cash balances which, at times, may exceed federally insured limits. Management believes it is not exposed to any significant risk on its cash balances. At June 30, 2020, the Company has no uninsured cash balances.

8.	Advertising Costs are expensed in the year incurred. The Company incurred no advertising expense as of June 30, 2020.

9.	Fair Value of Financial Instruments-Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 820, "Fair Value Measurements and Disclosures", defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

10.	Cash and Cash Equivalents, Accrued Liabilities and Other Payables-The carrying amounts reported in the balance sheets for these items are a reasonable estimate of fair value.

11.	Recent Accounting Pronouncement

The management believe the recently issued but not yet adopted accounting pronouncements will not have a material impact on its financial position results of operations or cash flows.

Opening Night Enterprises – Offering Circular	71

NOTE B-GOING CONCERN:

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $16,094 and $6,523 during the three months ended June 30, 2020 and 2019, respectively. The Company has sustained operating loss of $16,126 and $7,521 during the six months ended June 30, 2020 and 2019, respectively. The Company had a working capital of $305 and members’ equity of $305 as of June 30, 2020 and a working capital deficit of $369 and members’ equity of $(369) as of December 31, 2019. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE C-INCOME TAXES:

Opening Night Enterprises, LLC is treated as a partnership for federal and state income tax purposes, with income taxes payable personally by the members. Accordingly, no provision has been made in these financial statements for federal income taxes for the Company. The State of California imposes a $800 minimum tax.

As a limited liability company, each member's liability is limited to amounts reflected in their respective member equity accounts in accordance with the Operating Agreement. The income allocable to each member is subject to examination by federal and state taxing authorities. In the event of an examination of the income tax returns, the tax liability of the members could be changed if an adjustment in the income is ultimately determined by the taxing authorities.

Certain transactions of the Company may be subject to accounting methods for income tax purposes that differ significantly from the accounting methods used in preparing the financial statements in accordance with generally accepted accounting principles. Accordingly, the taxable income of the Company reported for income tax purposes may differ from net income in these financial statements.

The Company has adopted FASB ASC 740-10 regarding accounting for uncertain income tax positions. Management is not aware of any tax positions that are more likely than not to change in the next 12 months, or that would sustain an examination by applicable taxing authorities.

The Company recognizes penalties and interest arising from uncertain tax positions as incurred in the statement of income and comprehensive income, which are none as of June 30, 2020.

The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

NOTE D-RETIREMENT PLAN:

The Company currently does not sponsor a retirement plan for its employees

NOTE E-COMMITMENTS AND CONTINGENCIES:

As of the date of the financial statements, the Company has not signed office facility leases.

NOTE F-FAIR VALUE MEASUREMENTS:

FASB ASC Topic 820 specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with FASB ASC Topic 820, the following Summarizes the fair value hierarchy:

Level 1 Inputs-Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs-Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs-Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

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FASB ASC Topic 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs

As of June 30, 2020, there were no assets and liabilities measured at fair value.

NOTE G-MEMBERS’ EQUITY:

The member of the Company contributed $16,800 and $8,400 during the six months ended June 30, 2020 and 2019, respectively.

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PART III – EXHIBITS

INDEX TO EXHIBITS
Exhibit 1A-2A *	Articles of Organization – Opening Night Enterprises, LLC (California)
Exhibit 1A-2B^	Revised Operating Agreement – Opening Night Enterprises, LLC
Exhibit 1A-4^^	Revised Subscription Agreement with Attached Investor Questionnaire
Exhibit 1A-6 ***	JumpStart Selling Agreement
Exhibit 1A-6A ##	COYOTE Stage Production Rights and Musical Option & Purchase Agreements
Exhibit 1A-6B ##	ONCE UPON A RHYME Stage Production Rights and Musical Option & Purchase Agreements
Exhibit 1A-6C ##	THE KING’S CRITIQUE Stage Production Rights and Musical Option & Purchase Agreements
Exhibit 1A-6D ##	LEGEND OF ARAHMA Stage Production Rights and Musical Option & Purchase Agreements
Exhibit 1A-6A(i) #	COYOTE Short Form Assignment (Author 1)
Exhibit 1A-6A(ii) #	COYOTE Short Form Assignment (Author 2)
Exhibit 1A-6B(i) #	ONCE UPON A RHYME Short Form Assignment
Exhibit 1A-6C(i) #	THE KING'S CRITIQUE Short Form Assignment
Exhibit 1A-6D(i) #	LEGEND OF ARAHMA Short Form Assignment (Author 1)
Exhibit 1A-6D(ii) #	LEGEND OF ARAHMA Short Form Assignment (Author 2)
Exhibit 1A-8^^	Revised Escrow Agreement with PrimeTrust
Exhibit 1A-11^^^	Auditor Consent Letter for Use of Incorporated Audit Report
Exhibit 1A-12 *	Legal Opinion Letter of Feldman, Golinski, Reedy + Ben-Zvi, PLLC

^	Previously filed as Exhibits to the Form 1-A filed on February 18, 2021.

*	Previously filed as Exhibits to the Form 1-A filed on December 29, 2017.

**	Previously filed as Exhibit to the Form 1-A/A Amendment No. 1 filed on April 19, 2018.

***	Previously filed as Exhibit to the Form 1-A/A Amendment No. 2 filed on January 23, 2019.

^^	Previously filed as Exhibit to the Form 1-A Post-Qualification Amendment No. 3 on August 7, 2020.

^^^	Previously filed as Exhibits to the Form 1-A Post-Qualification Amendment No. 4 on November 13, 2020.

#	Previously filed as Exhibits to the Form 1-A Post-Qualification Amendment No. 5 on December 11, 2020.

##	Previously filed as Exhibits to the Form 1-A Post-Qualification Amendment No. 6 on January 11, 2021.

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SIGNATURES

Pursuant to the requirements of the Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sierra Madre, State of California, on February 18, 2021

Opening Night Enterprises, LLC

By:	/s/ CHARLES JONES II
	Name:	Charles Jones II
	Title:	Managing Member and Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ CHARLES JONES II	Managing Member, Chief Executive Officer (Principal Executive Officer) and Chairman of	March 2, 2021
Charles Jones II	the Board

/s/ CHARLES JONES II	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal	March 2, 2021
Charles Jones II	Accounting Officer)

/s/ REGINA DOWLING	Managing Member, establishing Majority of Governing Body of Opening Night Enterprises LLC	March 2, 2021
Regina Dowling

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